As filed with the Securities and Exchange Commission on February 14, 2018

Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

MASSROOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7370	46-2612944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2420 17th Street, Office 3118, Denver, Colorado 80202
(833) 467-6687
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

______________________

Isaac Dietrich, Chief Executive Officer

MassRoots, Inc.
2420 17th Street, Office 3118

Denver, Colorado 80202

(833) 467-6687
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

______________________

Copies to:

Richard A. Friedman, Esq. Andrea Cataneo, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112 Phone: (212) 653-8700 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  o Accelerated filer      [ ]

Non-accelerated filer (Do not check if a smaller reporting company) o Smaller reporting company      [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	29,743,168	$0.40	$11,897,267.20	$1,481.21
Common Stock, par value $0.001 per share (3)	24,430,000	$0.40	$9,772,000	$1,216.61
Total	54,173,168	$0.40	$21,669,267.20	$2,697.82

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended using the average of the high and low prices as reported on the OTCQB on February 13, 2018.
(3)	Represents shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock offered by the selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION Dated February 14, 2018

54,173,168 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of MassRoots, Inc., a Delaware corporation (the “Company”) identified in this prospectus of up to 54,173,168 shares of our common stock, par value par value $0.001 per share (“Common Stock”), including 29,743,168 outstanding shares of Common Stock and 24,430,000 shares of Common Stock issuable upon exercise of outstanding warrants (collectively, the “Resale Shares”). All of the Resale Shares were initially purchased from the Company in private placement transactions and are being offered for resale by the selling stockholders. For a description of the transactions pursuant to which this resale registration statement relates, please see “Recent Unregistered Financings.”

The Resale Shares may be sold by the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The prices at which the selling stockholders may sell the Resale Shares will be determined by the prevailing market price for shares of the Company’s Common Stock or in negotiated transactions. We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders; provided, however, we will receive the proceeds from any cash exercise of warrants.

We will bear all costs relating to the registration of the Resale Shares, other than any selling stockholders legal or accounting costs or commissions.

Our Common Stock is presently quoted on the OTCQB tier of the OTC Markets Group, Inc. (“OTCQB”) under the symbol “MSRT.” The closing price of our Common Stock on February 13, 2018, as reported by OTCQB, was $0.40 per share.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the sub-section titled “Emerging Growth Company Status” in the Prospectus Summary section of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________,2018.

You should rely only on the information contained in this prospectus or in any free writing prospectus  that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.  We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus and incorporated by reference. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included in this prospectus and incorporated by reference.

Unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” “MassRoots” of the “Registrant” refer to MassRoots, Inc., a Delaware corporation, and its subsidiaries.

Unless otherwise indicated, all share and per share information relating to our Common Stock in this prospectus has been adjusted to reflect the Exchange which occurred during our Reorganization. See “The Reorganization And Exchange” for additional discussion of the Exchange and Reorganization.

Overview

MassRoots was formed in April 2013 as a technology platform for the cannabis industry. Powered by more than one million registered users, MassRoots enables consumers to rate cannabis products and strains based on their efficacy (i.e., effectiveness for treating ailments such as back-pain or epilepsy) and then presents this information in easy-to-use formats for consumers to make educated purchasing decisions at their local dispensary. Businesses are able to leverage MassRoots by strategically advertising to consumers based on their preferences and tendencies.

“Registered users” (“Users”) is defined as every user who currently has an account with MassRoots. It does not include users who have deleted their account nor does it reflect active usage over any set period of time.

User Growth and Product Distribution Channels

The MassRoots app is distributed free-of-charge through the Apple App Store, the Google Play Marketplace and the Amazon App Store. The MassRoots network is also accessible through desktop and mobile web browsers by navigating to www.MassRoots.com. Our business and adverting portal can be accessed at https://www.massroots.com/dispensaries. Through this portal, companies can edit their profiles, distribute information to Users and view analytics such as impressions, views and clicks.

Competitors

We compete with other cannabis information platforms such as WeedMaps and Leafly, which provide information with respect to dispensary locations, strain information, and news relating to the cannabis industry. We believe our primary competitive advantage is the social functionality of our platform which enables users to build an online personality and preferences and follow other Users with similar interests compared to other platforms such as WeedMaps and Leafly which utilize anonymous and non-personalized profiles.

Network effects may have an impact on our market share unlike some others companies which do not have positive network effects. For example, Google+ failed to obtain a dominant market share in desktop-based social networking because it was introduced after Facebook already dominated the market. Similarly, management believes that even if additional competitors were to emerge, Users would still utilize our services because we have a large and diverse community constantly providing up-to-date reviews and information and our platform provides customization of User profiles.

Blockchain Technology

In December 2017, we formed MassRoots Blockchain Technologies, Inc., a wholly-owned subsidiary of MassRoots, to explore how blockchain technology may be utilized for identity management within the MassRoots network, elimination of intermediaries, smart contracts, seed-to-sale traceability and corporate governance.

1

Recent Unregistered Financings

January 2018 Private Placement

From January 19 to January 27, 2018, the Company entered into separate subscription agreements with certain accredited investors pursuant to which it sold an aggregate of $2,740,000 of shares of Common Stock at $0.20 per share together with five-year warrants to purchase shares of Common Stock in an amount equal to 100% of the number of shares issued (the “January 2018 Private Placement”).

The warrants are exercisable, at any time on or after the initial issuance date, at a price of $0.40 per share, subject to adjustment, and expire five years from the date of issuance. The holders of the warrants may exercise the warrants on a cashless basis until such time that a registration statement covering the shares of Common Stock underlying the warrants has been declared effective by the Securities and Exchange Commission (the “SEC”). The Company is prohibited from effecting an exercise of any warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such warrant.

December 2017 Private Placement

From December 15 to December 29, 2017, the Company entered into separate subscription agreements with certain accredited investors pursuant to which it sold an aggregate of $2,050,000 of shares of Common Stock at $0.20 per share together with five-year warrants to purchase shares of Common Stock in an amount equal to 100% of the number of shares issued (the “December 2017 Private Placement”).

The warrants are exercisable, at any time on or after the initial issuance date, at a price of $0.40 per share, subject to adjustment, and expire five years from the date of issuance. The holders of the warrants may exercise the warrants on a cashless basis until such time that a registration statement covering the shares of Common Stock underlying the warrants has been declared effective by the SEC. The Company is prohibited from effecting an exercise of any warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such warrant.

August 2017 Private Placement

On August 17, 2017, the Company entered into separate subscription agreements with certain investors pursuant to which it sold an aggregate of $1,045,000 in principal amount of secured convertible original issuance discount notes (the “August Notes”) together with five year warrants to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock issuable upon conversion of the August Notes at an exercise price of $0.50 per share (the “August 2017 Private Placement”).

The August Notes are convertible into shares of the Company’s Common Stock at a price per share equal to the lower of (i) $0.75 and (ii) a 15% discount to the price at which the Company next conducts an offering after the issuance date of the August Notes; provided, however, if any part of the principal amount of the August Notes remains unpaid as of the maturity date of such notes, the conversion price shall equal 65% of the average of the three trading days with the lowest daily weighted average prices of the Company’s Common Stock occurring during the fifteen days prior to the maturity date of the August Notes. In January 2018, the Company paid the holders of the notes an aggregate of $510,937.50 and , issued the holders thereof an aggregate of 3,742,648 shares of the Company’s common stock. The Company believes that it has completed all of its obligations under the Notes and all related agreements.

The warrants issued in the August 2017 Private Placement are exercisable, at any time on or after the initial issuance date, at a price of $0.50 per share, subject to adjustment, and expire five years from the date of issuance. The holders of the warrants may exercise the warrants on a cashless basis until such time that a registration statement covering the shares of Common Stock underlying the warrants has been declared effective by the SEC. The Company is prohibited from effecting an exercise of any of the warrants to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such warrant.

2

July 2017 Private Placement

In July 2017, the Company entered into separate subscription agreements with certain accredited investors pursuant to which it sold an aggregate of $1,197,500 shares of Common Stock at $0.50 per share together with five-year warrants to purchase shares of Common Stock in an amount equal to 100% of the number of shares issued (the “July 2017 Private Placement”). The closing of the transaction occurred on July 21, 2017

Pursuant to the terms of the subscription agreement, the Company agreed to file a registration statement with the SEC pursuant to which it is required register for resale the shares of Common Stock sold in the offering together with the shares of Common Stock underlying the warrants issued in the offering.

The warrants issued in the July 2017 Private Placement are exercisable, at any time on or after the initial issuance date, at a price of $0.65 per share, subject to adjustment, and expire five years from the date of issuance. The holders of the warrants may exercise the warrants on a cashless basis until such time that a registration statement covering the shares of Common Stock underlying the warrants has been declared effective by the SEC. In addition, the warrants are subject to a price adjustment in the event the Company conducts an equity offering at a price lower than the exercise price of the warrants then in effect (“Price Protection”). The Price Protection shall remain in effect until the registration statement covering the shares of Common Stock underlying the warrants has been declared effective by the SEC and, subsequent to effectiveness of such registration statement, the market for the Common Stock maintains a volume weighted average price of at least $0.75 per share for five consecutive trading days (the “Price Protection Conditions”). Until such time that the Price Protection Conditions are met, in the event the Company sells or grants any option to, or sells or grants any right to reprice, or otherwise disposes of or issues any Common Stock or equivalents (other than pursuant to certain exempt issuances) at an effective price per share less than the exercise price then in effect, then simultaneously with the consummation of each such issuance, the exercise price of the warrants shall be reduced to equal such lower price.

Simple Agreement for Future Tokens

From September 2017 until January 2018, the Company entered into Simple Agreement for Future Tokens (the “Original SAFT Agreements”) with ten investors pursuant to which the Company received an aggregate of $942,500. On February 13, 2018, the Company entered into Amended and Restated Simple Agreement for Future Tokens (the “SAFT Agreements”) with the investors which amended the terms of the Original SAFT Agreements. Pursuant to the SAFT Agreements, the investors will receive tokens in MassRoots Blockchain Technologies, Inc., a Delaware company and wholly-owned subsidiary of the Company (“MassRoots Blockchain”). The tokens issuable to the investors upon the public sale of tokens of MassRoots Blockchain (the “Qualifying Token Sale”). Investors are entitled receive such number of tokens equal to the amount invested by the investor divided by the Discount Price. “Discount Price” means the price per token sold in the Qualifying Token Sale divided by the Discount Rate. “Discount Rate” means 50%. The SAFT Agreements terminate upon either (i) the issuance of the tokens to the investors or (ii) the payment, or setting aside for payment, of amounts due the investor upon the occurrence of a Dissolution Event. “Dissolution Event” means (i) a voluntary termination of operations of the Company, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Company Information

We are a Delaware corporation. Our address is 2420 17th Street, Office 3118, Denver, Colorado 80202, our telephone number is (833) 467-6687 and our website is www.MassRoots.com. The information on our website or mobile apps is not a part of this prospectus.

3

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion, as adjusted, or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

4

THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 54,173,168 shares of our Common Stock, consisting of:

(i)	490,000 shares of Common Stock and warrants to purchase up to 1,905,000 shares of Common Stock issued pursuant to the July 2017 Private Placement;
(ii)	3,742,648 shares of Common Stock issued upon conversion of the August Notes and warrants to purchase up to 4,400,000 shares of Common Stock issued pursuant to the August 2017 Private Placement;
(iii)	11,810,520 shares of Common Stock and warrants to purchase up to 4,425,000 shares of Common Stock issued pursuant to the December 2017 Private Placement; and
(iv)	13,700,000 shares of Common Stock and warrants to purchase up to 13,700,000 shares of Common Stock issued pursuant to the January 2018 Private Placement (collectively, the “Resale Shares”).

Common stock offered by selling stockholders:	54,173,168 shares which includes 29,743,168 outstanding shares of Common Stock and 24,430,000 shares of Common Stock issuable upon exercise of outstanding warrants.

Offering price:	Market price or privately negotiated prices.

Common stock outstanding after the offering:	175,439,833 shares, including shares of Common Stock issuable upon exercise of warrants.

Use of proceeds:	We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders; provided, however, we will receive the proceeds from any cash exercise of warrants.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

Symbol on OTCQB	MSRT

The number of shares of Common Stock to be outstanding immediately after this offering is based on 151,099,833  shares of Common Stock outstanding as of February 12, 2018 and excludes:

  14,131,763 shares of Common Stock issuable upon the exercise of options granted under our Plans (as defined below) to certain employees and directors, with a weighted average exercise price of $0.75 per share; and

  37,875,679 shares of Common Stock issuable upon the exercise of warrants, with a weighted average exercise price of $0.43 per share.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus, together with all of the other information incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed and any updates described in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to Our Business and Industry

We have a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations.

We were incorporated in April 2013 and have a limited operating history and our business is subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. We may sustain losses in the future as we implement our business plan. There can be no assurance that we will operate profitably.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive and evolving environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We will need to obtain additional financing to fund our operations.

We will need additional capital in the future to continue to execute our business plan. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot obtain the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

6

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. Although the prior administration determined that it was not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis, on January 4, 2018, the current administration issued the Sessions Memo announcing a return to the rule of law and the rescission of previous guidance documents. The Sessions Memo rescinds the Cole Memo (both described in more detail in “Description of Business – Cannabis Market Growth and Current Trends”) which was adopted by the Obama administration as a policy of non-interference with marijuana-friendly state laws. The Sessions Memo shifts federal policy from a hands-off approach adopted by the Obama administration to permitting federal prosecutors across the country to decide how to prioritize resources to regulate marijuana possession, distribution and cultivation in states where marijuana use is legal. There can be no assurance that federal prosecutors will not prosecute and dedicate resources to regulate marijuana possession, distribution and cultivation in states where marijuana use is legal which may cause states to reconsider their legalization of marijuana which would have a detrimental effect on the marijuana industry. Any such change in state laws based upon the Sessions Memo and the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our stockholders.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services and data that we provide to government regulators, dispensaries, cultivators and consumers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Federal enforcement practices could change with respect to services provided to participants in the cannabis industry, which could adversely impact us. If the Federal government were to expend its resources on enforcement actions against service providers in the cannabis industry under guidance provided by the Sessions Memo, such actions could have a material adverse effect on our operations, our customers, or the sales of our products.

It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, our potential source of customers may be reduced and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use and advertise our products, which would be detrimental to the Company. We cannot predict impact of the Sessions Memo at this time nor can we predict the nature of any future laws, regulations, interpretations or applications including the effect of such additional regulations or administrative policies and procedures, when and if promulgated, could have on our business.

7

Our business is dependent on state laws pertaining to the cannabis industry.

As of January 31, 2018, 29 states and the District of Columbia allow their citizens to use medical cannabis. Additionally, eight states—Alaska, California, Colorado, the District of Columbia, Maine, Massachusetts, Nevada, Oregon and Washington—have legalized cannabis for adult use at the state (or district) level. Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors could slow or halt progress in this area including, but not limited to, issuance of the Sessions Memo.. While there may be ample public support for legislative action, numerous factors impact the legislative process. For example, on November 3, 2015, voters in Ohio rejected a ballot initiative that would have legalized medical and adult use cannabis, while allowing commercial cultivation only at 10 specifically designated parcels owned by certain private investors. Rather than a rejection of cannabis, the controversial monopolistic structure of the Ohio initiative may have been the primary grounds for its rejection for many voters. In 2016, the Ohio legislature passed a bill permitting the use of medical cannabis. Further legalization attempts at the state level that create bad public policy could slow or stop further development of the cannabis industry. Any one of these or other factors could slow or halt use of cannabis, which would negatively impact our business.

New platform features or changes to existing platform features could fail to attract new users, retain existing users or generate revenue.

Our business strategy is dependent on our ability to develop platforms and features to attract new businesses and users, while retaining existing ones. Staffing changes, changes in user behavior or development of competing platforms may cause users to switch to alternative platforms or decrease their use of our platform. To date, our compliance platform is only in its beginning stages and has not gained widespread market adoption. There is no guarantee that companies and dispensaries will use these features and we may fail to generate revenue. Additionally, any of the following events may cause decreased use of our platform:

·	Emergence of competing platforms and applications;
·	Inability to convince potential companies to join our platform;
·	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;
·	Potential securities breaches around our data;
·	A rise in safety or privacy concerns; and
·	An increase in the level of spam or undesired content on the network.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically our Chief Executive Officer, Isaac Dietrich. While we have an employment agreement with Isaac Dietrich, such employment agreement permits Mr. Dietrich to terminate such agreement upon notice. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our key management personnel and our ability to identify, hire, and retain additional personnel. We do not carry “key-man” life insurance on the lives of our executive officer, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

8

We will need to obtain additional financing to fund our operations.

We will need additional capital in the future to continue to execute our business plan. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot obtain the needed capital, we may not be able to become profitable and may have to curtail or cease our operations. Additional equity financing, if available, may be dilutive to the holders of our capital stock. Debt financing may involve significant cash payment obligations, covenants and financial ratios that may restrict our ability to operate and grow our business.

Our monetization strategy is dependent on many factors outside our control.

There is no guarantee that our efforts to monetize the MassRoots Retail platform will be successful. Furthermore, our competitors may introduce more advanced technologies that deliver a greater value proposition to cannabis related businesses in the future. For example, Google, MJ Freeway, LLC and BioTrackTHC, LLC may decide to introduce features similar to ours to their products, significantly increasing the competitive environment. In addition, dispensaries may not be able to accept credit or bank cards due to banking regulations, which could significantly increase the cost and time required for us to generate revenue. All these factors individually or collectively may preclude us from effectively monetizing our business which would have a material adverse effect on our financial condition and results of operation.

Changes in Amazon App Store, Apple App Store or Google Play Store policies could result in our mobile applications being de-listed. In addition, our third party service providers’ may decline to provide services due to their policies, or cease to provide services previously provided to us due to a change of policy.

On November 4, 2014, the MassRoots App was removed from Apple’s iOS App Store due to the App Store review team changing their app enforcement guidelines to prohibit all social cannabis applications. After negotiation with Apple and the addition of certain restrictions, the MassRoots App returned to the App Store in February 2015. Although Apple reversed its decision and included our app in the App Store, we cannot provide any assurance that Apple’s policy will not change in the future or that our application will not once again be removed from the App Store.

The Apple App Store is one of the largest content distribution channels in the world and management believes that it is the only way to effectively distribute our iOS application to users who own iPhones and iPads. The Apple App Store review team effectively operates as our iOS App’s regulator; they decide what guidelines iOS apps must operate under and how to enforce such guidelines. The Apple guidelines related to cannabis-related apps are not published, enforcement of such guidelines is difficult to predict, and the review and appeal processes are conducted without public oversight. Although we will continue advocating for a more open and transparent App Store review process that will allow decisions that affect a significant portion of the United States smartphone owning population to be open to public scrutiny, there can be no assurance that we will be successful in these efforts.

MassRoots, along with other cannabis apps, regularly encounter issues with the Google Play Store review team in the normal course of business due to Google Play Store’s absence of clear guidelines regarding cannabis-related apps. In November 2016, the MassRoots App was removed from the Google Play Store due to a compliance review. However, on March 21, 2017, Google Play approved the MassRoots App for distribution to Android devices through the Google Play Store once again.

On December 1, 2016, MassRoots’ Android application received approval from the Amazon App Store for listing, and is currently available for download on the Amazon App Store.

In addition to challenges we face with respect to compliance with the Amazon App Store, Apple App Store and Google Play Store guidelines, service providers may refuse to provide services to us even if they previously provided such services due to our status as a cannabis related company. For example, in January 2016, after building a strong presence on Instagram and having previously used our Instagram account to grow our user count and highlight posts about our business, our account was suspended without warning by Instagram. While the account was reinstated on February 26, 2016, we cannot provide any assurance that our Instagram account will not be suspended in the future and if suspended that our account will be reinstated. Furthermore, we may face similar situations in the future with our other services providers that may cause disruptions to our business plan, all of which may have a material adverse effect on our business and financial condition.

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Government actions or digital distribution platform restrictions could result in our products and services being unavailable in certain geographic regions which may harm our future growth.

Due to our connections to the cannabis industry, governments and government agencies could ban or cause our network or apps to become unavailable in certain regions and jurisdictions. This could greatly impair or prevent us from registering new users in affected areas and prevent current users from accessing our network. In addition, government action taken against our service providers or partners could cause our network to become unavailable for extended periods of time.

As discussed herein, as part of our agreement with Apple in connection with our application being returned to the Apple App Store, we agreed to limit registration of new members within our iOS application to the locations where cannabis is legally permitted (medicinally or recreationally) at the state level. This restriction prohibits users in several states and countries from accessing our network. Expansions of such policies by Apple or Google may slow our user registration rate which may have a material adverse effect on our business and future prospects.

Failure to generate user growth or engagement could greatly harm our business model.

Our business model involves attracting users to our mobile application and linking their MassRoots account with their profile in MassRoots Retail. There is no guarantee that growth strategies used in the past will continue to bring new users to our network or that users will agree to link their MassRoots and MassRoots Retail profiles. Changes in relationships with our partners, contractors and businesses we retain to grow our network may result in significant increases in the cost to acquire new users. In addition, new users may fail to engage with our network to the same extent current users are engaging with our network resulting in decreased use of our network. Decreases in the size of our user base and/or decreased engagement on our network would may impair our ability to generate revenue.

Failure to attract clients could greatly harm our ability to generate revenue.

Our ability to generate revenue is dependent on the continued growth of our platform. If we are unable to continue to grow our network or bring new clients to our network, our ability to generate revenue would be greatly compromised. There is no guarantee businesses will want to join our platform or that we will be able to generate revenue from our existing user base.

Historically, we have generated most of our revenue from advertising. The loss of clients or reduction in spending by advertisers may have a material adverse effect on our business.

Historically, we have generated most of our revenue from third parties advertising on our website. Some of our third party advertisers include cannabis companies, including regulated cannabis dispensaries, and mainstream brands such as Uber. As is common in the industry, our advertisers usually do not have long-term advertising commitments with us. It is possible that such advertisers may not continue to do business with us for several reasons including that they no longer believe that their advertisements on our website will generate a competitive return relative to other alternatives or in the alternative they may reduce the prices they are willing to pay to advertise their products and services on our website.

Our revenue could be adversely affected by a number of other factors including, but not limited to:

·	decreases in user engagement, including time spent on our website and mobile app;
·	our inability to improve our analytics and measurement solutions that demonstrate the value of our ads and other commercial content;
·	loss of market share to our competitors;
·	adverse legal developments relating to our business, including legislative and regulatory developments and developments in litigation, if any;
·	adverse media reports or other negative publicity involving us or other companies in our industry; and
·	the impact of macroeconomic conditions and conditions in the industry in general.

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The occurrence of any of these or other factors could result in decreased traffic to our website which may result in less views of third party ads. If we are unable to generate traffic to our website and as a result third party advertisers no longer continue to do business with us, our business, financial conditions and results of operation may be materially affected.

User engagement and growth depends on software and device updates beyond our control.

Our mobile application and websites are currently available on multiple operating systems, including iOS and Android, across multiple different manufacturers, including Motorola, LG, Apple and Samsung and on thousands of devices. Changes to the device infrastructure or software updates on such devices could render our platforms and services useless or inoperable and require users to utilize our website rather than our mobile application which may result in decreased user engagement. Any decrease in user engagement may devalue our value proposition to third party advertisers who may no longer continue to do business with us which may have a material adverse effect on business, financial conditions and results of operation.

We may be unable to manage growth.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we need to continuously:

·	Evaluate definitive business strategies, goals and objectives;
·	Maintain a system of management controls; and
·	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

We compete with both start-up and established technology companies. Our competitors may have substantially greater financial, marketing and other resources than we do and may have been in business longer than we have or have greater name recognition and be better established in the technological or cannabis markets than we are. If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or user targets which may have a material adverse effect on our financial condition.

Expansion by our well-established competitors into the cannabis industry could prevent us from realizing anticipated growth in users and revenues.

Competitors in the social network space, such as Twitter and Facebook, have continued to expand their businesses in recent years into other social network markets. If they decided to expand their social networks into the cannabis community, this could harm the growth of our business and user base and cause our revenues to be lower than we expect. In addition, competitors in the point-of-sale and compliance software space, such as IQ Metrics, may continue to expand their businesses into the cannabis space which could harm the growth of our business and user base and cause our revenues to be lower than we expect.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

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The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

The success of our business depends on our continued ability to use our existing tradename in order to increase our brand awareness. As of the date hereof, MASSROOTS is a federally registered trademark owned by us, ODAVA is a state registered trademark owned by us and RETAIL is a trademark of Odava, Inc. The unauthorized use or other misappropriation of any of the foregoing trademarks could diminish the value of our business which would have a material adverse effect on our financial condition and results of operation.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining insurance coverage for our business which may expose us to additional risk and financial liabilities.

Insurance that may otherwise be readily available, such as workers compensation, general liability, and directors and officers insurance, is more expensive and difficult for us to obtain because we are a service provider to companies in the cannabis industry. Although we currently maintain director’s and officer’s liability insurance there can be no assurance that we will be able to maintain such policy in the future or at costs that are affordable to us due to the nature of our business operations. If we are unable to maintain insurance related to our company and business operations we will be exposed to additional risk and financial liabilities which may have a material adverse effect on our business and financial condition.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks which do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Although we currently have a bank account, our inability to open additional bank accounts or maintain our current account may make it difficult, if not impossible, for us, or some of our advertisers, to do business.

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our securities.

In the past we have experienced material weaknesses in our internal control over financial reporting, which if continued, could impair our financial condition.

As reported in our Annual Report on Form 10-K, our management concluded that our internal control over financial reporting was not effective as of December 31, 2016 due to material weaknesses regarding our controls and procedures. The Company did not have sufficient segregation of duties to support its internal control over financial reporting. Due to our small size and limited resources, segregation of all conflicting duties has not always been possible and may not be economically feasible in the near term; however, we do expect to hire additional accounting personnel in the near future. We have and do endeavor to take appropriate and reasonable steps to make improvements to remediate these deficiencies. If we have continued material weaknesses in our internal financial reporting, our financial condition could be impaired or we may have to restate our financials, which could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the success of our business.

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Risks Relating to our Common Stock

Due to our connection to the cannabis industry, there can be no assurance that our common stock will ever be approved for listing on a national securities exchange.

Currently, shares of our common stock are quoted on the OTCQB and are not traded or listed on any securities exchange. Even if we desire to have our shares listed on a national securities exchange, the fact that our network is associated with the use of cannabis, the legal status of which is uncertain at the state and Federal level, may make any efforts to become listed on a securities exchange more problematic. While we remain determined to work towards getting our securities listed on a national exchange, there can be no assurance that this will occur. As a result we may never develop an active trading market for our securities which may limit our investors’ ability to liquidate their investments.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to: our ability to execute our business plan;   operating results below expectations;      announcements regarding regulatory developments with respect to the cannabis industry; our issuance of additional securities, including debt or equity or a combination thereof, necessary to fund our operating expenses;      announcements of technological innovations or new products by us or our competitors; and    period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

13

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We are an "emerging growth company" within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

For as long as we remain an "emerging growth company", as defined in the JOBS Act, we will have the option to take advantage of certain exemptions from various reporting and other requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act") and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these and other exemptions until we are no longer an "emerging growth company". In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year during which we have total annual gross revenues of $1.0 billion or more, (2) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt, and (4) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act (i.e., the first day of the fiscal year after we have (a) more than $700,000,000 in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, and (b) been public for at least 12 months).

Even after we no longer qualify as an emerging growth company, we may still qualify as a "smaller reporting company," which would allow us to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock or warrants less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

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Our management controls a large block of our common stock that will allow them to control us.

As of the date of this prospectus, members of our management team beneficially own approximately 13.15% of our outstanding common stock. As a result, management may have the ability to control substantially all matters submitted to our stockholders for approval including:

·	election of our board of directors;
·	removal of any of our directors;
·	amendment of our Certificate of Incorporation or Bylaws; and
·	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

Because we can issue additional shares of Common Stock, purchasers of our Common Stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 200,000,000 shares of Common Stock, of which 151,099,833 shares of Common Stock are issued and outstanding as of February 12, 2018. Our Board of Directors has the authority to cause us to issue additional shares of Common Stock without consent of any of stockholders. Consequently, our stockholders may experience further dilution in their ownership of our stock in the future, which could have an adverse effect on the trading market for our Common Stock.

Government regulation of the Internet, blockchain technology and cryptocurrency is evolving, and unfavorable changes could substantially harm us and our subsidiary.

We are subject to federal and state regulations and laws governing the Internet, blockchain technology and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, blockchain technology and e-commerce and/or other online services, and may increase the cost of providing online services. Changes in regulations and laws may effect sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, intellectual property rights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. In addition, many governments and regulatory agencies have not established specific regulations pertaining to cryptocurrency markets or blockchain technology and no assurance can be given that such governments or regulatory authorities will not implement adverse changes to laws and regulations. Any such changes to federal and state regulations and laws may harm our and our subsidiary’s business and results of operations.

There are no assurances that we will be successful in developing blockchain-based solutions, that such solutions will be economically viable or that such solutions will be able to generate any revenue.

While we are devoting development resources to exploring the feasibility of developing block-chain based solutions, there can be no assurances that we will be successful in implementing such solutions, that they will be economically viable, or such solutions will generate any revenue.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our Common Stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus. You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.  Because the risk factors referred to on page 6 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the Resale Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders covered by this prospectus. If the warrants issued pursuant to the July 2017 Private Placement, August 2017 Private Placement, December 2017 Private Placement or January 2018 Private Placement are exercised for cash, such proceeds will be used by the Company for working capital.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock and have no present intention of paying any dividends on the shares of our Common Stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

SELLING stockHOLDERS

This prospectus relates to the resale from time to time by the selling security holders identified herein of up to an aggregate of 54,173,168 Resale Shares consisting of:

(i)	490,000 shares of Common Stock and warrants to purchase up to 1,905,000 shares of Common Stock issued pursuant to the July 2017 Private Placement;

(ii)	3,742,648 shares of Common Stock issued upon conversion of the August Notes and warrants to purchase up to 4,400,000 shares of Common Stock issued pursuant to the August 2017 Private Placement;

(iii)	11,810,520 shares of Common Stock and warrants to purchase up to 4,425,000 shares of Common Stock issued pursuant to the December 2017 Private Placement; and

(iv)	13,700,000 shares of Common Stock and warrants to purchase up to 13,700,000 shares of Common Stock issued pursuant to the January 2018 Private Placement.

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Shares offered in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 151,099,833 shares of Common Stock outstanding as of February 12, 2018.

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	Ownership Before Offering		After Offering (2)
Selling Stockholder	Number of Shares of Common stock Beneficially Owned (1)	Number of Shares Offered	Number of Shares of Common stock Beneficially Owned (1)	Percentage of Common stock Beneficially Owned
DBIC Ltd. (3)	1,440,000 (4)	1,440,000 (4)	0	0%
DSBI Bahamas Ltd. (5)	1,440,000 (6)	1,440,000 (6)	0	0%
Jayesh Shah	170,000 (7)	170,000 (7)	0	0%
Jonathan Honig	1,502,475	1,000,000	502,475	*
Midori No Nami LLC (8)	7,400,000 (9)	4,200,000 (10)	3,200,000	2.10%
Pinz Capital International LP (11)	500,000 (12)	500,000 (12)	0	0%
Richard Taney	312,500 (13)	212,500 (14)	100,000	*
Acquisition Group Limited (15)	1,500,000 (16)	1,500,000 (16)	0	0%
Grander Holdings, Inc. 401K (17)	2,500,000 (18)	2,500,000 (18)	0	0%
Robert Halpern	1,500,000 (19)	1,500,000 (19)	0	0%
The Special Equities Group LLC (20)	1,125,000 (21)	1,000,000 (22)	125,000	*
US Commonwealth Life AI Policy 2013-17 (23)	2,250,000 (24)	2,250,000 (24)	0	0%
David Hall	250,000 (25)	250,000 (25)	0	0%
ATG Capital LLC (26)	375,619 (27)	375,619 (27)	0	0%
Azure Capital Corp (28)	500,000 (29)	500,000 (29)	0	0%
2330573 Ontario Inc. (30)	3,500,000 (31)	3,500,000 (31)	0	0%
Cambridge Capital Ltd. (32)	7,000,000 (33)	7,000,000 (33)	0	0%
Melechdavid, Inc. (34)	2,500,000 (35)	2,500,000 (35)	0	0%
Mohit Bhansali	2,500,000 (36)	250,000 (37)	2,250,000	1.47%
NG Bahamas Ltd. (38)	6,400,000 (39)	6,400,000 (39)	0	0%
Dark Horse Financial Corp (40)	280,000 (41)	280,000 (41)	0	0%
Caitlin Plunkett	80,000 (42)	80,000 (42)	0	0%
2443904 Ontario Inc. (43)	360,000 (44)	360,000 (44)	0	0%
Iroquois Master Fund Ltd. (45)	653,835 (46)	312,500 (47)	341,335	*
Zachary John Harvey	605,000 (48)	500,000 (49)	105,000	*
DiamondRock, LLC (50)	2,598,236(51)	2,588,236 (52)	10,000	*
Gerald Lindenmuth & Tim Kirby Trustees U/A DTD 01-01-1991 Lidenmuth & Associates Inc Trust (53)	2,319,727 (54)	1,197,059 (55)	1,122,668	*
HS Contrarian Investments, LLC (56)	6,704,053 (57)	6,009,901	694,152	*
L1 Capital Global Opportunities Master Fund (58)	4,367,353 (59)	4,357,353 (60)	10,000	*

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(1)

Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2)

Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our Common Stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other shares of our Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholder after completion of this offering or otherwise.

(3)	Catherine DeFrancesco as Director of DBIC Ltd. has voting and dispositive power over the securities held by such entity.
(4)	Includes (i) 720,000 shares of Common Stock and (ii) warrants to purchase up to 720,000 shares of Common Stock.
(5)	Catherine DeFrancesco as Director of DSBI Bahamas Ltd. has voting and dispositive power over the securities held by such entity.
(6)	Includes (i) 720,000 shares of Common Stock and (ii) warrants to purchase up to 720,000 shares of Common Stock.
(7)	Includes (i) 40,000 shares of Common Stock and (ii) warrants to purchase up to 130,000 shares of Common Stock.
(8)	Steven Markowitz as Managing Member of Midori No Nami LLC has voting and dispositive power over the securities held by such entity.
(9)	Includes (i) 3,550,000 shares of Common Stock, (ii) warrants to purchase up to 3,550,000 shares of Common Stock and (iii) options to purchase up to 300,000 shares of Common Stock.
(10)	Includes (i) 1,650,000 shares of Common Stock and (ii) warrants to purchase up to 2,550,000 shares of Common Stock.
(11)	Matthew Pinz as Managing Member of Pinz Capital International LP has voting and dispositive power over the securities held by such entity.
(12)	Includes (i) 250,000 shares of Common Stock and (ii) warrants to purchase up to 250,000 shares of Common Stock.
(13)	Includes (i) 50,000 shares of Common Stock and (ii) warrants to purchase up to 262,500 shares of Common Stock.
(14)	Includes (i) 50,000 shares of Common Stock and (ii) warrants to purchase up to 162,500 shares of Common Stock.
(15)	Adam Arviv as President of Acquisition Group Limited has voting and dispositive power over the securities held by such entity.

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(16)	Includes (i) 750,000 shares of Common Stock and (ii) warrants to purchase up to 750,000 shares of Common Stock.
(17)	Michael Brauser as Trustee of Grander Holdings, Inc. 401K has voting and dispositive power over the securities held by such entity.
(18)	Includes (i) 1,250,000 shares of Common Stock and (ii) warrants to purchase up to 1,250,000 shares of Common Stock.
(19)	Includes (i) 750,000 shares of Common Stock and (ii) warrants to purchase up to 750,000 shares of Common Stock.
(20)

Jonathan Schechter as the Managing Member of The Special Equities Group LLC and Joseph Reda a Member of The Special Equities Group LLC each have voting and dispositive power over the securities held by such entity.

(21)	Includes (i) 625,000 shares of Common Stock and (ii) warrants to purchase up to 500,000 shares of Common Stock.
(22)	Includes (i) 500,000 shares of Common Stock and (ii) warrants to purchase up to 500,000 shares of Common Stock.
(23)	Mohit Bhansali as the Investment Manager of US Commonwealth Life AI Policy 2013-17 has voting and dispositive power over the securities held by such entity.
(24)	Includes (i) 1,125,000 shares of Common Stock and (ii) warrants to purchase up to 1,125,000 shares of Common Stock.
(25)	Includes (i) 125,000 shares of Common Stock and (ii) warrants to purchase up to 125,000 shares of Common Stock.
(26)	John O’Rourke as Managing Member of ATG Capital LLC has voting and dispositive power over the securities held by such entity.
(27)	Includes 375,619 shares of Common Stock.

(28)	Douglas Leighton as Chief Executive Officer of Azure Capital Corp has voting and dispositive power over the securities held by such entity.
(29)	Includes (i)250,000 shares of Common Stock and (ii) warrants to purchase up to 250,000 shares of Common Stock.
(30)

Jason Theofilos, Angelo Pollastrone and Duncan Ka-Shing Yuen as the President and Director, Director and Director, respectively, of 2330573 Ontario Inc. have voting and dispositive power over the securities held by such entity.

(31)	Includes (i) 1,750,000 shares of Common Stock and (ii) warrants to purchase up to 1,750,000 shares of Common Stock.
(32)	Craig Bridgman as President of Cambridge Capital Ltd. has voting and dispositive power over the securities held by such entity.
(33)	Includes (i) 3,500,000 shares of Common Stock and (ii) warrants to purchase up to 3,500,000 shares of Common Stock.

(34)	Mark Groussman as the President of Melechdavid, Inc. has voting and dispositive power over the securities held by such entity.

(35)	Includes (i) 1,250,000 shares of Common Stock and (ii) warrants to purchase up to 1,250,000 shares of Common Stock.
(36)

Includes (i) 125,000 shares of Common Stock, (ii) warrants to purchase up to 125,000 shares of Common Stock, (iii) 1,125,000 shares of Common Stock held by US Commonwealth Life AI Policy 2013-17 (“US Commonwealth”) and (ii) warrants to purchase up to 1,125,000 shares of Common Stock held by US Commonwealth. Mohit Bhansali as the Investment Manager of US Commonwealth has voting and dispositive power over the securities held by such entity.

(37)	Includes (i) 125,000 shares of Common Stock and (ii) warrants to purchase up to 125,000 shares of Common Stock.

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(38)	Catherine DeFrancesco as the Director of NG Bahamas Ltd. has voting and dispositive power over the securities held by such entity.

(39)	Includes (i) 3,200,000 shares of Common Stock and (ii) warrants to purchase up to 3,200,000 shares of Common Stock.

(40)	Andrew Rudensky as the President of Dark Horse Financial Corp has voting and dispositive power over the securities held by such entity.
(41)	Includes (i) 140,000 shares of Common Stock and (ii) warrants to purchase up to 140,000 shares of Common Stock.
(42)	Includes (i) 40,000 shares of Common Stock and (ii) warrants to purchase up to 40,000 shares of Common Stock.
(43)	Anthony Vella as the Director of 2443904 Ontario Inc. has voting and dispositive power over the securities held by such entity.

(44)	Includes (i) 180,000 shares of Common Stock and (ii) warrants to purchase up to 180,000 shares of Common Stock.
(45)	Richard Abbe as Director of Iroquois Master Fund Ltd. has voting and dispositive power over the securities held by such entity.
(46)	Includes warrants to purchase up to 653,835 shares of Common Stock.
(47)	Includes warrants to purchase up to 312,500 shares of Common Stock.
(48)	Includes (i) 355,000 shares of Common Stock and (ii) warrants to purchase up to 250,000 shares of Common Stock.
(49)	Includes (i) 250,000 shares of Common Stock and (ii) warrants to purchase up to 250,000 shares of Common Stock.
(50)	Neil Rock as Manager of DiamondRock, LLC has voting and dispositive power over the securities held by such entity.
(51)	Includes (i) 1,213,236 shares of Common Stock and (ii) warrants to purchase up to 1,385,000 shares of Common Stock.
(52)	Includes (i) 1,213,236 shares of Common Stock and (ii) warrants to purchase up to 1,375,000 shares of Common Stock.
(53)	Gerald Lindenmuth as Trustee of Gerald Lindenmth & Tim Kirby Trustees U/A DTD 01-01-1991 Lidenmuth & Associates Inc Trust has voting and dispositive power over the securities held by such entity.
(54)	Includes (i) 1,268,393 shares of Common Stock (iii) warrants to purchase up to 1,051,334 shares of Common Stock
(55)	Includes (i) 647,059 shares of Common Stock and (ii) warrants to purchase up to 550,000 shares of Common Stock.

(56)	John Stetson as Managing Member of HS Contrarian Investments, LLC has voting and dispositive power over the securities held by such entity.
(57)	David Feldman as Director of L1 Capital Global Opportunities Master Fund as voting and dispositive power over the securities held by such entity.
(58)	Includes 6,704,053 shares of Common Stock.
(59)	Includes (i) 1,882,353 shares of Common Stock and (ii) warrants to purchase up to 2,485,000 shares of Common Stock.
(60)	Includes (i) 1,882,353 shares of Common Stock and (ii) warrants to purchase up to 2,475,000 shares of Common Stock.

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 PLAN OF DISTRIBUTION

General

We are registering the Resale Shares covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Resale Shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the Resale Shares will be the purchase price of the Resale Shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of Resale Shares to be made directly or through agents.

Following the date of this prospectus, the selling stockholders and any of their pledgees, assignees and successors-in-interest may sell all or a portion of their Resale Shares from time to time in one or more transactions in the over-the-counter market at prevailing market prices or at privately negotiated market prices. The selling stockholders may use any one or more of the following methods when selling the Resale Shares offered by this prospectus:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus; or

• any other method permitted pursuant to applicable law.

Our Common Stock is quoted on the OTCQB under the symbol “MSRT.” Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

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In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by an FINRA member or independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the Resale Shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Resale Shares by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Each selling stockholder has in turn agreed to indemnify us for certain specified liabilities.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Common Stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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DESCRIPTION OF SECURITIES

We are offering up to 54,173,168 shares of our Common Stock including 29,743,168 outstanding shares of Common Stock and 24,430,000 shares of Common Stock issuable upon exercise of outstanding warrants

Common Stock

The following description of our Common Stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Bylaws, as amended (“Bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized Common Stock consists of 200,000,000 shares, par value $0.001 per share, of which 151,099,833 shares were issued and outstanding as of February 12, 2018.

Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders. Our stockholders are not permitted to cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities, subject to rights, if any, of the holders of any of our other securities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are outstanding. Pursuant to our Certificate of Incorporation, our Board has the authority, without further action by the stockholders, to issue from time to time up to 21 shares of preferred stock, all of which are designated as Series A Preferred Stock.

Series A Preferred Stock

The Series A Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the Series A Original Issue Price (as defined herein) divided by the Series A Conversion Price (as defined herein). The "Series A Original Issue Price" means $8,499.79 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The "Series A Conversion Price" means $ 8,499.79, subject to adjustment. The shares of Series A Preferred Stock accrue dividends at a rate of 7% per annum (the “Series A Dividends”). In the event of any liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined in the Certificate of Incorporation”) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any Series A Dividends accrued but unpaid thereon and (ii)  such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. Each cast such number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible. Holders of Series A preferred Stock shall vote together with the holders of Common Stock as a single class; provided, however, the holders of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect 2 directors of the Company.

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Warrants

From September 15, 2014 to March 11, 2015, we issued three-year warrants to purchase up to 861,000 shares of Common Stock at $1.00 per share (the “September 2014 Offering”). As of February 12, 2018, warrants to purchase up to 107,000 shares were outstanding.

On February 27, 2015, we issued service providers warrants to purchase up 100,000 shares of Common Stock at $0.50 per share. As of February 12, 2018, warrants to purchase up to 100,000 shares were outstanding.

On April 8, 2015, the Company issued warrants to purchase 50,000 shares of its common stock at $0.60 per share to certain service providers. As of February 12, 2018, warrants to purchase 50,000 shares were outstanding.

In July 2015, a shareholder retired 1,000,000 shares of registered common stock in exchange for 1,000,000 warrants exercisable at $0.001 per share for a period of three years. As of February 12, 2018, no warrants are outstanding.

On July 30, 2015, we entered into consulting agreements with each of Shmuel Tennenhaus and Daniel Mohler to provide advisory services to us. As part of the agreements, Mr. Tennenhaus and Mr. Mohler received warrants to purchase up to 125,000 and 50,000 shares of Common Stock, respectively, at $0.90 per share. As of February 12, 2018, warrants to purchase up to 175,000 shares were outstanding.

On November 9, 2015, we issued three-year warrants to purchase up to 407,475 shares of Common Stock at a price of $3.00 per share in a registered direct offering. As of February 12, 2018, warrants to purchase up to 407,475 shares were outstanding.

In December 2015, we issued three-year warrants to purchase up to 146,200 shares of Common Stock with an exercise price of $1.06 per share to holders of outstanding warrants issued in the September 2014 Offering. These warrants were issued in consideration for the holders thereof agreeing to waive certain adjustment provisions of the warrants received in the September 2014 Offering. As of February 12, 2018, warrants to purchase up to 146,200 shares were outstanding.

In January 2016, we issued warrants to purchase up to 100,000 shares of Common Stock at $0.83 per share to certain service providers. As of February 12, 2018, warrants to purchase up to 100,000 shares were outstanding.

In February 2016, we issued a three-year warrant to purchase up to 35,000 shares of Common Stock at $1.00 per share to a service provider. As of February 12, 2018, warrants to purchase up to 35,000 shares were outstanding.

In March 2016, we issued five-year warrants to purchase up to 1,514,669 shares of Common Stock at an exercise price of $1.00 per share. As of February 12, 2018, warrants to purchase up to 330,002 shares were outstanding.

In August 2016, upon the sale of the Company’s common stock, the Company issued an additional 1,514,669 warrants to purchase the Company’s common stock at $0.50 per share, exercisable through March 14, 2021. The exercise price of the previously issued 1,514,669 warrants issued in connection with the debt was reset from $1.00 per share to $0.50. As of February 12, 2018, warrants to purchase 340,002 shares were outstanding.

From August 12 to October 21, 2016, we issued three-year warrants to purchase up to 10,044,002 shares of Common Stock at a price of $0.90 per share in a registered direct offering. As of February 12, 2018, warrants to purchase up to 4,825,002 shares were outstanding.

In July 2017, we issued five-year warrants to purchase up to 2,394,000 shares of Common Stock at $0.65 per share. Our December 2017 Private Placement triggered the Price Protection provisions of the warrants issued in the July 2017 Private Placement, and as a result of such adjustment, as of February 12, 2018, warrants to purchase up to 2,265,000 shares were outstanding at $0.20 per share.

In August 2017, we issued five-year warrants to purchase up to 2,090,000 shares of Common Stock at an exercise price of $0.50 per share. Our December 2017 Private Placement triggered the Price Protection provisions of the warrants issued in the July 2017 Private Placement, and as a result of such adjustment, as of February 12, 2018, warrants to purchase up to 5,225,000 shares were outstanding at $0.20 per share.

In December 2017, we issued five-year warrants to purchase up to 4,750,000 shares of Common Stock at an exercise price of $0.20 per share. As of February 12, 2018, warrants to purchase up to 4,750,000 shares were outstanding.

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In December 2017, we issued five-year warrants to purchase up to 10,250,000 shares of Common Stock at an exercise price of $0.40 per share. As of February 12, 2018, warrants to purchase up to 5,000,000 shares were outstanding.

In January 2018, we issued five-year warrants to purchase up to 250,000 shares of Common Stock at an exercise price of $0.20 per share. As of February 12, 2018, warrants to purchase up to 250,000 shares were outstanding.

In January 2018, we issued five-year warrants to purchase up to 13,700,000 shares of Common Stock at an exercise price of $0.40 per share. As of February 12, 2018, warrants to purchase up to 13,700,000 shares were outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding and (ii) if and when the Common Stock is listed on a national securities exchange, the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

DESCRIPTION OF BUSINESS

Overview

MassRoots was formed in April 2013 as a technology platform for the cannabis industry. Powered by more than one million registered users, MassRoots enables consumers to rate cannabis products and strains based on their efficacy (i.e., effectiveness for treating ailments such as back-pain or epilepsy) and then presents this information in easy-to-use formats for consumers to make educated purchasing decisions at their local dispensary. Businesses are able to leverage MassRoots by strategically advertising to consumers based on their preferences and tendencies.

“Registered users” (“Users”) is defined as every user who currently has an account with MassRoots. It does not include users who have deleted their account nor does it reflect active usage over any set period of time.

Background

We were incorporated in the state of Delaware on April 26, 2013 as a technology platform for the cannabis industry.

Our principal executive office is located at 2420 17th Street, Office 3118, Denver, Colorado 80202, and our telephone number is (833) 467-6687.

For the year ended December 31, 2016, we raised an aggregate of $6,158,770 from the sale of our securities (including the exercise of previously issued warrants for the purchase of shares of our Common Stock). For the year ended December 31, 2016, we had a net loss of $18,030,124.

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On January 25, 2017, we consummated a reverse triangular merger (the “Whaxy Merger”) pursuant to which we acquired all of the outstanding common stock of DDDigtal Inc (“DDDigtal”), a Colorado corporation. Upon closing of the Whaxy Merger, each share of DDDigtal’s common stock was exchanged for such number of shares of our common stock (or a fraction thereof) based on an exchange ratio equal to approximately 5.273-for-1, such that 1 share of our common stock was issued for every 5.273 shares of DDDigtal’s common stock. At the closing of the Whaxy Merger, all shares of common stock of our newly-formed merger subsidiary formed for the sole purpose of effectuating the Whaxy Merger, were converted into and exchanged for one share of common stock of DDDigtal, and all shares of DDDigtal’s common stock that were outstanding immediately prior to the closing of the Whaxy Merger were automatically cancelled and retired. Upon the closing of the Whaxy Merger, DDDigtal continued as our surviving wholly-owned subsidiary (“Whaxy”), and the merger subsidiary ceased to exist. In connection with the Whaxy Merger, each stockholder of DDDigtal prior to such merger entered into a lock-up agreement pursuant to which such stockholder was prohibited from selling, contracting to sell, pledging, giving, donating, transferring or otherwise disposing of, directly or indirectly, any shares of our common stock obtained pursuant to the Whaxy Merger for a period of six months following the closing of the Whaxy Merger.

On July 13, 2017, we consummated a reverse triangular merger (the “Odava Merger”) pursuant to which we acquired all of the outstanding common stock of Odava Inc (“Odava”), a Delaware corporation. Upon closing of the Odava Merger, each share of Odava’s common stock was exchanged for such number of shares of our common stock (or a fraction thereof), based on an exchange ratio equal to approximately 4.069-for-1, such that 1 share of our common stock was issued for every 4.069 shares of Odava’s common stock. At the closing of the Odava Merger, all shares of common stock of our newly-formed merger subsidiary formed for the sole purpose of effectuating the Odava Merger, were converted into and exchanged for one share of common stock of Odava, and all shares of Odava’s common stock that were outstanding immediately prior to the closing of the Odava Merger automatically cancelled and retired. Upon the closing of the Odava Merger, Odava continued as our surviving wholly-owned subsidiary, and the merger subsidiary ceased to exist.

Our Products and Services

Our technology platform consists of: MassRoots, our consumer-facing social network (accessible through an Android application, iOS application, and web portal) and our business and advertising portal for companies which can be accessed at https://www.massroots.com/dispensaries/.

MassRoots Retail

MassRoots Retail, previously known as Odava, is available to dispensary operators in Oregon as a paid software-as-a-service (“SaaS”) platform to manage their point-of-sale, compliance and loyalty program operations. Dispensary operators pay  approximately $100-$300 per month per location and can access the platform through a personal computer and Web application, accessible at http://retail.massroots.com/.

Our software has a direct connection to Marijuana Enforcement Tracking Reporting Compliance (“METRC”), the traceability (“seed-to-sale”) system used by state regulators and licensed cannabis businesses in several states, as mandated by state laws and regulations. Through an Application Programming Interface (“API”), licensed dispensary operators are able to easily upload sales and other data as mandated by state laws and regulations. Once dispensary operators install the application, they are able to use a variety of receipt printers, label printers, cash drawers, barcode scanners and scales that function seamlessly with MassRoots Retail. Operators are able to build a product catalog that standardizes all product data across retail locations and print barcode labels that link back to METRC to ensure that the required information is tracked and accurately reported to state regulators. Every user click in the MassRoots Retail platform is tracked to provide regulators and business owners additional transparency about changes made within the system. All information recorded through MassRoots Retail can be reported back to state regulators through an API, eliminating manual intermediary steps for compliant reporting, as mandated by states laws and regulations under the Cole Memo (as described in more detail in “Description of Business - Cannabis Market Growth and Current Trends”).

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The MassRoots Network

The MassRoots network is accessible as a free mobile application through the Apple App Store, the Amazon App Store, the Google Play Marketplace, and as a web application at www.MassRoots.com. These applications and services work in a manner similar to other social review platforms like Vivino, Untappd and Yelp. Using our network,

  Users can create a profile by selecting a username, setting their password and agreeing to our Terms and Conditions;

  Users have the ability to follow other Users on our network which permits Users to follow other Users’ posts which are displayed on their newsfeed;

  Users have the ability to review strains and products based on factors including, but not limited to, quality. These reviews are displayed on product pages within the app and on the User’s profile;

  Users have the ability to like, comment and report statuses from other Users. By “liking” a status, a User is indicating their approval of the post’s content. By commenting on a status, Users are free to voice their opinions or comments with respect to the post. By reporting a status, Users can flag content that violates our Terms and Conditions, including spam, harassing content, and posts or comments that appear to solicit the transaction of cannabis or other products;

  Users have the ability to tag other Users and use hashtags to categorize posts. By using the “@” symbol followed by a username, Users can tag other Users in posts they want them to see or if such Users are included in the picture or post. By using the “#” followed by a categorical word, Users can categorize posts based on their content;

  Users have the ability to post pictures with text captions or just text statuses;

  Users have the ability to search for Users based on their username and the ability to search by hashtag to display all results within a particular category. Users can sort hashtag searches by their popularity or when they were posted; and

  Users have the ability to set their profile to public or private. By setting their profile to public, any User on MassRoots’ apps will be able to see the public profile’s posts and follow the account. When a profile is private, another User must request to follow such account and the account owner must grant permission before they can view any of the account’s posts.

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User Growth and Product Distribution Channels

The MassRoots app is distributed free-of-charge through the Apple App Store, the Google Play Marketplace and the Amazon App Store. The MassRoots network is also accessible through desktop and mobile web browsers by navigating to www.MassRoots.com. Our business and adverting portal can be accessed at https://www.massroots.com/dispensaries. Through this portal companies can edit their profiles, distribute information to Users and view analytics such as impressions, views and clicks.

Blockchain Technologies

In December 2017, we formed MassRoots Blockchain Technologies, Inc. (“MassRoots BlockChain”), our wholly-owned subsidiary, to explore how blockchain technology can be utilized in the cannabis industry. Specific areas that we are exploring include:

·	Identity Management. Social networks such as MassRoots collect a significant amount of metadata on its users. Blockchain has the potential to streamline the collection and organization of such data while eliminating traditional security risks. This would enable advertisers to better target consumers, reduce the risk of security breaches, and enable the development of solutions that better serve the MassRoots community.

·	Eliminating Intermediaries. In the sharing economy as it exists today, buyers and sellers have to go through intermediaries to conduct a transaction. For example, people use AirBnB for short-term housing rentals and Uber for ride-sharing. The blockchain enables peer-to-peer transactions without third parties, meaning that personal and business reputation can be verified and therefore are more reliable. In addition, the blockchain may eliminate the costs associated with intermediaries. MassRoots Blockchain is exploring such technology can be applied to producers of cannabis and the dispensaries that purchase from them.

·	Smart Contracts. Blockchain enables the development of contracts that are automatically executed when certain parameters are met. For example, a dispensary can automatically order more supply of a particular strain when its inventory reaches a certain threshold. The smart contract has the potential to add efficiency to the supply chain and resource planning processes within the cannabis industry.

·	Seed-To-Sale Traceability. Distributed ledger technology provides a greater degree of reliability and accuracy on the metadata associated with products such as times, dates, locations, quantities, all of which have the potential to reduce friction in the cannabis market-place, save businesses valuable resources, and provide greater transparency to government regulators. According to an article published by Bloomberg Technology in November 2017, IBM is also exploring how blockchain can improve seed-to-sale traceability in the cannabis market. MassRoots Blockchain is exploring how this new technology can improve its point-of- sale system, MassRoots Retail, formerly known as Odava.

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·	Corporate Governance. Blockchain has the potential to make the validation and results of elections fully-transparent and immediately accessible online. MassRoots Blockchain is exploring how distributed-ledger technology can be applied to voting at stockholders’ meetings thereby providing our stockholders with a greater degree of transparency and communication.

While MassRoots is devoting development resources to exploring the feasibility of developing these solutions, there can be no assurances that we will be successful in implementing these solutions, that they will be economically viable, or that we will be able to generate revenue from such solutions.

App/Play Store Issues, User Support and Similar Matters

On November 4, 2014, the MassRoots App was removed from Apple’s iOS App Store because the App Store changed its guidelines to prohibit the promotion of social cannabis applications. Although existing iOS Users were still able to access and use the MassRoots App, new users were prohibited from downloading our app. After correspondences sent to Apple by us, other cannabis companies and cannabis advocates, in February 2015 Apple advised us that it had revised its enforcement guidelines to permit cannabis applications in the App Store which restricted access to users located in the states where use of cannabis was permitted. On February 12, 2015, our application was reinstated to the App Store and can now only be accessed by users in the states which permit the use of cannabis. Although our app has been reinstated to the App Store, we cannot provide any assurance that Apple’s policy will not change in the future or that our application will not once again be removed from the App Store.

The Apple App Store is one of the largest content distribution channels in the world and is the only way to effectively distribute software to the large percentage of the United States population who own iPhones and iPads. The Apple App Store review team effectively operates as our iOS App’s regulator; they decide what guidelines iOS apps must operate under and how to enforce such guidelines. The Apple guidelines related to cannabis-related apps are not published, enforcement of such guidelines is difficult to predict, and the review and appeal processes are conducted without public oversight. Although we will continue advocating for a more open and transparent App Store review process that will allow decisions that affect a significant portion of the United States smartphone owning population to be open to public scrutiny, there can be no assurance that we will be successful in these efforts.

MassRoots, along with other cannabis apps, regularly encounter issues with the Google Play Store review team in the normal course of business due to Google Play Store’s absence of clear guidelines regarding cannabis-related apps. On November 8, 2016, the MassRoots App was removed from the Google Play Store due to a compliance review. However, on March 21, 2017, Google Play approved the MassRoots App for distribution to Android devices through the Google Play Store, making it available for download on the Google Play Store once again.

On December 1, 2016, MassRoots’ Android application received approval from the Amazon App Store for listing, and is currently available for download on the Amazon App Store.

Under their respective developer license agreements, Apple, Inc., Google, Inc. and Amazon.com, Inc. have the right to update their Apple App Store, Play Store and Amazon App Store policies, respectively, to prohibit cannabis-related applications at any time. This could result in many prospective users being unable to access and join our network and existing Users being unable to access our App.

Our activities outside of the application stores have also faced backlash and resistance due to our status as a cannabis-related company. For example, our Instagram account is followed by more than 450,000 users and we utilize this following to help expand our user-base. However, in a situation similar to the removal of our application from the Apple App Store, our Instagram account was suspended in January 2016 without notice or explanation. Our account was reinstated on February 26, 2016. While management believes that our platform is at the point where any potential suspensions effecting our Company will not affect our User growth, we expect to continue to face similar situations in the future that may cause disruptions to the execution of our business plan.

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Market Conditions

MassRoots is poised to take advantage of two rapidly growing industries: cannabis and mobile technology.

Cannabis Market Growth and Current Trends

Since the MassRoots app first launched in July 2013 although there were previously a series of developments that helped further shape the development of the cannabis and mobile technology industries, on January 4, 2018, Jeff Sessions issued a memo which rescinded the Cole Memo (as defined below) which was adopted by the Obama administration as a policy of non-interference with marijuana-friendly state laws.

The Cole Memo

On August 29, 2013, Deputy Attorney General James Cole issued a memo (“The Cole Memo”) in response to certain states passing measures to legalize the medical and adult-use of cannabis. In the Cole Memo, the Department of Justice made clear that marijuana remains an illegal drug under the Controlled Substances Act and that federal prosecutors will continue to aggressively enforce the statute. The Department of Justice identified eight enforcement areas that federal prosecutors should prioritize. Outside of such enforcement priorities, the federal government has traditionally relied on state and local authorities to address marijuana activity. The Cole Memo established several basic guidelines by which state-legal cannabis businesses could operate to minimize the risk of intervention and enforcement by the Department of Justice. The guidelines focused on ensuring that cannabis did not cross state lines, keeping dispensaries away from schools and public facilities and strict-enforcement of state laws by regulatory agencies, among other priorities.

The Sessions Memo

On January 4, 2018, Attorney General Jefferson B. Sessions, III issued a memo (the “Sessions Memo”) on federal marijuana enforcement policy announcing a return to the rule of law and the rescission of previous nationwide guidance by the Department of Justice (including, but not limited to, the Cole Memo). In the memorandum, Attorney General Jeff Sessions directs all U.S. Attorneys to enforce the laws enacted by Congress and to follow the well-established principles when pursuing prosecutions related to marijuana activities. These principles include weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community

Guidance to Banks Relating to the Marijuana Industry

On February 14, 2014, the Departments of Justice and Treasury issued guidance to banks about how to serve the marijuana industry without running afoul of federal regulations. Prior to such guidance, dispensaries were forced to operate on a cash basis, presenting significant security and accounting issues. Although banks have remained reluctant to work with marijuana businesses because of federal prohibition laws, this guidance was a major step in legitimizing and accepting the cannabis industry on a national level. In addition, the adoption of the Rohrabacher Farr Amendment (as discussed below) indicates some level of support in Congress for medicinal cannabis, even if its actual effect is still undetermined.

For additional information concerning the Cole Memo, the Sessions Member, the Rohrabacher-Farr Amendment and regulatory conditions, see the section entitled “Business – Government Regulation.”

Current States with Laws Permitting the Medical or Adult Use of Cannabis

As of January 23, 2018, “recreational marijuana is legal in nine states and medical marijuana is legal in 29 states” (Business Insider, This Map Shows Every State that has Legalized Marijuana, Melia Robinson, Jeremy Berke and Skye Gould - http://www.businessinsider.com/legal-marijuana-states-2018-1). The states which have enacted such laws are listed below the following map:

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Business Insider, This Map Shows Every State that has Legalized Marijuana, Melia Robinson, Jeremy Berke and Skye Gould - http://www.businessinsider.com/legal-marijuana-states-2018-1; 18 States with Laws Specifically about Legal Cannabidiol (CBD)- https://medicalmarijuana.procon.org/view.resource.php?resourceID=006473

State	Year Passed
1. Alaska*	1998
2. Arizona	2010
3. Arkansas	2016
4. California*	1996
5. Colorado*	2000
6. Connecticut	2012
7. District of Columbia*	2010
8. Delaware	2011
9. Florida	2016
10. Hawaii	2000
11. Illinois	2013
12. Maine*	1999
13. Maryland	2014
14. Massachusetts*	2012
15. Michigan	2008
16. Minnesota	2014
17. Montana	2004
18. Nevada*	2000
19. New Hampshire	2013
20. New Jersey	2010
21. New Mexico	2007
22. New York	2014
23. North Dakota	2016
24. Pennsylvania	2016
25. Ohio	2016
26. Oregon*	1998
27. Rhode Island	2006
28. Vermont	2004
29. Washington*	1998
30. West Virginia	2017

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* State has enacted laws permitting the adult use of cannabis, in addition to medical use. (https://medicalmarijuana.procon.org/view.resource.php?resourceID=000881)

Public Support for Legalization Increasing

A Quinnipiac poll conducted in February 2017 found that 93% of the American people supported legalizing the medicinal use of cannabis, 59% supported legalizing the adult-use of cannabis and 71% of Americans were opposed to federal government interference with state marijuana programs. These statistics continue the trend over the past decade toward public support for cannabis.

Market Conditions that Could Limit Our Business

Cannabis is a Schedule I controlled substance under Federal law and, as such, there are several factors that could limit our business operations including, but not limited to:

·	The Federal government and many private employers prohibit drug use of any kind, including cannabis, even where it is permissible under state law. Random drug screenings and potential enforcement of such employment provisions may significantly reduce the size of the potential cannabis market;

·	Enforcement of Federal law prohibiting cannabis occurs randomly and often without notice. This could scare many potential investors away from cannabis-related investments and makes it difficult to make accurate market predictions;

·	On January 4, 2018, the Department of Justice issued the Sessions Memo announcing a return to the rule of law and the rescission of previous guidance documents. The Sessions Memo rescinded the Cole Memo. Although there is no guarantee that additional states will pass measures to legalize cannabis use under state law, the Sessions Memo may further deter states from passing such measures. Furthermore, irrespective of the Sessions Memo, in many states, public support of legalization initiatives may not maintain enough support to pass. This is especially true when a supermajority is needed to pass measures, like in Florida where a state constitutional amendment permitting medical cannabis has been proposed, but requires 60% approval to pass. Changes due to the Sessions Memo and in voters’ attitudes and turnout have the potential to slow or stop the cannabis legalization movement and potentially reverse recent cannabis legalization victories;

·	There has been some resistance and negativity as a result of recent cannabis legalization at the state level, especially as it relates to drugged driving. The lack of clearly defined and enforced laws at the state level has the potential to sway public opinion against marijuana legalization; and

·	In the event that the Federal government does not enforce the Federal law prohibiting cannabis, the legality of the state laws regarding the legalization of cannabis are being challenged through lawsuits. Lawsuits have been brought by private groups and local law enforcement officials. If these lawsuits are successful, state laws permitting cannabis sales may be overturned which will significantly reduce the size of the potential cannabis market and have a material adverse effect on our business.

Please see “Government Regulation” below for additional information.

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Employees and Consultants

MassRoots has 5 full-time employees, two part-time employees, and one full-time independent contractor.

Government Regulation

Marijuana is a categorized as a Schedule I controlled substance by the Drug Enforcement Agency and the United States Department of Justice and is illegal to grow, possess and consume under Federal law. However, 29 states and the District of Columbia have passed state laws that permit doctors to recommend cannabis for medical-use and eight of those states and the District of Columbia have enacted laws that legalize the adult-use of cannabis for any reason. Because doctors are prohibited from prescribing a Schedule I controlled substance, the passage of a state medical marijuana does not necessarily guarantee the implementation of a regulated, commercial system through which patients can purchase cannabis products. This has created an unpredictable business-environment for dispensaries and collectives that legally operate under certain state laws but in violation of Federal law.

Cole Memo

On August 29, 2013, United States Deputy Attorney General James Cole issued the Cole Memo to United States Attorneys guiding them to prioritize enforcement of Federal law away from the cannabis industry operating as permitted under certain state laws, so long as:

·	cannabis is not being distributed to minors and dispensaries are not located around schools and public buildings;
·	the proceeds from sales are not going to gangs, cartels or criminal enterprises;
·	cannabis grown in states where it is legal is not being diverted to other states;
·	cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;
·	There is not any violence or use of firearms in the cultivation and sale of marijuana;
·	there is strict enforcement of drugged-driving laws and adequate prevention of adverse health consequences; and
·	cannabis is not grown, used, or possessed on Federal properties.

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The Cole Memo was a guide for United States Attorneys and did not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law. As described below, as a result of the issuance of the Sessions Memo by the Department of Justice on January 4, 2018, the Cole memo is no longer an existing guide. Prior to the issuance of the Sessions Memo, we had implemented standard operating procedures and policies to ensure that we were operating in compliance with the “Cole Memo.” We cannot provide assurance that our actions are or were in full compliance with the Sessions Memo, the Cole Memo or any other currently existing laws or regulations, or that we will be in compliance with new or revised laws or regulations that may be adopted.

Pursuant to our currently existing Terms and Conditions:

·	Users must agree that they are located in a state where medical-use or adult-use of cannabis is legal;
·	Users must be of legal age to consume cannabis in their particular state (18 or 21 years old, depending on the state);
·	Users may only post content that is in compliance with their state’s laws;
·	Users may not solicit or distribute cannabis through MassRoots unless they are a licensed dispensary;
·	Posting of any of the following materials to MassRoots is prohibited and will result in account termination:

·                  Posting other drugs or substances, including prescription pain pills;

·                  Posting of any violence or threat of violence;

·                  Posting of any drugged-driving content; and

·                  Posting of any copyright-protected content.

We have implemented an aggressive content and account review program to ensure compliance with our Terms and Conditions. Users have the ability to report any status or account that is in violation of our Terms and Conditions and we encourage Users to do so as any illegal content jeopardizes the network for all our Users. When a status or account is reported, the post is automatically removed from the network until further review. A MassRoots employee then reviews the content within 24 hours and either approves it as within our Terms and Conditions or permanently deletes it and bans the User account.

In addition, as part of the agreement to allow our app to return to the Apple App Store, we implemented geographic restrictions to restrict new Users to our mobile apps to the 29 states in which the use of marijuana is permitted.

Our business plan includes allowing cannabis dispensaries to advertise on our network, which we believe could be deemed to be aiding and abetting illegal activities, a violation of Federal law. We continue to evaluate the affects of the Sessions Memo, and we intend to continue to adhere to the guidelines outlined in the Cole Memo. However, we cannot provide assurance that we are or were in full compliance with the Sessions Memo, Cole Memo or any other laws or regulations.

Rohrabacher-Farr Amendment

On December 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher-Farr Amendment” which states:

None of the funds made available in this Act to the Department of Justice may be used, with respect to the States of Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.

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The Rohrabacher-Farr Amendment would appear to protect the right of the states to determine their own laws on medical cannabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher-Farr Amendment did not remove the federal ban on medical cannabis and cannabis remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher-Farr Amendment as only preventing federal action that prevents states from creating and implementing cannabis laws - not against the individuals or businesses that actually carry out cannabis laws – and has continued to sporadically initiate enforcement actions against individuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriate is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what the interpretation is adopted by the courts, there is no question that the Rohrabacher-Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

The Rohrabacher-Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Congress in 2015, 2016 and 2017 and was in effect until March 23, 2018.

Sessions Memo

On January 4, 2018, Attorney General Jefferson B. Sessions, III issued a memo on federal marijuana enforcement policy announcing a return to the rule of law and the rescission of previous nationwide guidance by the Department of Justice (including, but not limited to, the Cole Memo). In the memorandum, Attorney General Jeff Sessions directs all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to marijuana activities. These principles include weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. The effect of this memo is to shift federal policy from a hands-off approach adopted by the Obama administration to permitting federal prosecutors across the country to determine how to prioritize resources to regulate marijuana possession, distribution and cultivation in states where marijuana use is legal.

While we do not directly harvest or distribute cannabis today, we still may be deemed to be violating federal law, or aiding and abetting the violation of Federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

Trademarks

MASSROOTS is a federally registered trademark of MassRoots, Inc..

Competitors

We compete with other cannabis information platforms such as WeedMaps and Leafly, which provide information with respect to dispensary locations, strain information, and news relating to the cannabis industry. We believe our primary competitive advantage is the social functionality of our platform enables users to build an online personality and preferences and follow other Users with similar interests compared to other platforms such as WeedMaps and Leafly which utilize anonymous and non-personalized profiles.

Network effects may have an impact on our market share unlike some other companies which do not have positive network effects. For example, Google+ failed to obtain a dominant market share in desktop-based social networking because it was introduced after Facebook already dominated the market. Similarly, management believes that even if additional competitors to MassRoots were to emerge, Users would still utilize our services as we have a large and diverse community constantly providing up-to-date reviews and information and our platform provides customization of User profiles.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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Properties

On February 1, 2018, we entered into a Membership Agreement with WeWork pursuant to which we will lease offices located at 2420 17th Street, Office 3118, Denver, Colorado 80202 effective as of February 2, 2018. The term of the agreement is for one month which shall automatically be renewed for successive one month terms unless terminated by either party. Pursuant to the terms of the Membership Agreement we will pay a fee of $1,360 per month for the leased premises.

We do not own any properties or land.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since April 9, 2015, our Common Stock has been quoted on the OTCQB under the symbol “MSRT”. Trading in our Common Stock has historically lacked consistent volume, and the market price has been volatile.

The following table presents, for the periods indicated, the high and low sales prices of Common Stock, and is based upon information provided by the OTCQB Marketplace. These quotations below reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

	2017
	High	Low
First Quarter	$1.18	$0.77
Second Quarter	$0.95	$0.41
Third Quarter	$0.63	$0.30
Fourth Quarter	$0.67	$0.11

	2016
	High	Low
First Quarter	$1.54	$0.65
Second Quarter	$1.67	$0.52
Third Quarter	$0.85	$0.38
Fourth Quarter	$1.08	$0.40

The last reported sale price of Common Stock as of February 13, 2018 on the OTCQB was $0.40 per share.

As of February 12, 2018 , there were 183 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our Common Stock is Pacific Stock Transfer Company, located at 173 Keith Street, Suite 3, Warrenton, Virginia 20186.

As of February 12, 2018, there were 151,099,833 shares of our Common Stock issued and outstanding.

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As of February 12, 2018, excluding consideration of vesting provisions, 14,131,763 shares of Common Stock were issuable upon the exercise of options granted under Plans to certain employees and directors with a weighted average exercise price of $0.75 per share, as set forth below:

Number of Shares Underlying Options	Per Share Exercise Price	Expiration Date
1,056,786	$0.10	June 2024
714,631	$0.50	January to March 2025
1,891,779	$0.51	October 2026
105,000	$0.60	April 2025
758,331	$0.77	December 2026
6,191,665	$0.80 – 0.89	January 2026 to March 2027
1,976,913	$0.90-0.99	December 2025 to June 2027
1,436,658	$1.00-1.10	March 2026 to January 2027

In addition, 37,625,679 shares of Common Stock were issuable upon the exercise of warrants outstanding as of February 12, 2018, with a weighted average exercise price of $0.43, as set forth below:

Number of Shares Underlying Warrants	Per Share Exercise Price	Expiration Date
12,640,000	$0.20	December 2022 – January 2023
18,700,000	$0.40	January 2023
440,002	$0.50	February 2020 – August 2021
50,000	$0.60	April 2020
100,000	$0.83	January 2021
5,000,002	$0.90	July 2020 to October 2020
142,000	$1.00	September 2017 to March 2021
146,200	$1.06	December 2018
407,475	$3.00	November 2018

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

MassRoots, Inc. is a Delaware corporation formed on April 24, 2013. Our principal place of business is located at 2420 17th Street, Office 3118, Denver, Colorado 80202, our telephone number is (833) 467-6687 and our corporate website is www.MassRoots.com.

As discussed in the notes to the financial statements, we have experienced recurring losses and negative cash flows from operations since inception. We have relied on equity financing to fund operations. There can be no guarantee that we will ever become profitable, or that adequate additional financing will be realized in the future or otherwise may be available to us on acceptable terms, or at all. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our development efforts. We will need to generate significant revenues to achieve profitability and we may never do so. These factors raise substantial doubt about our ability to continue as a going concern. We have been implementing our strategic plan, as set forth below, pursuant to which we believe we will be able to continue operations and become profitable in the future.

MassRoots was formed in April 2013 as a technology platform for the cannabis industry. Powered by more than one million registered users, MassRoots enables consumers to rate cannabis products and strains based on their efficacy (i.e., effectiveness for treating ailments such as back-pain or epilepsy) and then presents this information in easy-to-use formats for consumers to make educated purchasing decisions at their local dispensary. Businesses are able to leverage MassRoots by strategically advertising to consumers based on their preferences and tendencies.

The Team

We have 5 full-time employees working at our headquarters in Denver, Colorado, along with several outside contractors which are assisting us build out our technology platform.

German Trading

The Company was made aware that its Common Stock has been trading on the Stuttgart Exchange, Berlin Exchange and München Exchange in Germany, under the ticker symbol 2R1. On February 13, 2018, the stock price was not quoted on the Stuttgart Exchange, closed at €0.345 on the Berlin Exchange and closed at €0.32 on the München Exchange.

Competition

We compete with other cannabis information platforms such as WeedMaps and Leafly, which provide information with respect to dispensary locations, strain information, and news relating to the cannabis industry. We believe our primary competitive advantage is the social functionality of our platform which enables users to build an online personality and preferences and follow other Users with similar interests compared to other platforms such as WeedMaps and Leafly which utilize anonymous and non-personalized profiles.

Network may have an impact on our market share unlike some others companies which do not have positive network effects. For example, Google+ failed to obtain a dominant market share in desktop-based social networking because it was introduced after until Facebook already dominated the market. Similarly, management believes that even if additional competitors were to emerge, Users would still utilize our services because we have a large and diverse community constantly providing up-to-date reviews and information and our platform provides customization of User profiles.

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Results of Operations for the Year Ended December 31, 2016 as Compared to the Year Ended December 31, 2015

	For the Fiscal Year ended
	31-Dec-16	31-Dec-15	$ Change	% Change
Gross revenue	$701,581	$213,963	$487,618	227.9%

Operating expenses	14,303,960	6,339,063	7,964,897	125.6%

Loss from Operations	(13,602,379)	(6,125,100)	(7,477,279)	(122.1)%

Other Income /(Expense)	(4,427,745)	(2,347,798)	(2,079,947)	(88.6)%

Net Loss	(18,030,124)	(8,472,898)	(9,557,226)	(112.8)%

Net loss per share - basic and diluted	$(0.34)	$(0.19)	$(0.15)	(79.9)%

Since inception on April 26, 2013, and during the year ended December 31, 2016, our business operations have been primarily focused developing our mobile applications, web platform and increasing our User-base.

Revenues

Since beginning to monetize our platform in August 2015, we have generated minimal revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us, and risks associated the implementation of our business strategies.

For the year ended December 31, 2016, we generated $701,581 in total revenues, as compared to $213,963 for the year ended December 31, 2015, an increase of $487,618. This revenue was primarily generated from advertising sales. Of our $701,581 in 2016 revenues, $669,778, or 95% was generated from advertising services. Our User-base averaged roughly 850,000 Users during this time period, equating to an average of $0.78 in revenue per User during 12 months of monetization.

Operating Expenses

Our cost of revenues increased $122,816 during 2016, from $57,611 during fiscal year 2015 to $180,427 during fiscal year 2016. This increase was mainly a result of higher sales and merchandise activity in 2016.

We incurred $985,342 in advertising expenses during fiscal year 2016, an increase of $267,569, from $717,773 in fiscal year 2015. This increase was mainly a result of increased marketing in 2016.

Payroll and related expenses increased $731,808 to $2,112,879 during fiscal year 2016 from $1,381,071 during fiscal year 2015. This increase was mainly a result of added personnel in 2016.

Over the course of fiscal year 2016, we issued $4,199,906 in Common Stock for services, as compared to $1,219,904 during fiscal year 2015, an increase of $2,980,002. This increase was mainly a result of a combination of additional consultants added for our business development and higher valuation of our stock price.

Options issued for services also increased during fiscal year 2016 to $3,112,156 from $1,273,483 during fiscal year 2015, an increase of $1,838,673. This increase was mainly a result of compensation to employees past services. We saw a decrease in the value of warrants issued for services from $229,365 during 2015 to $68,369 during 2016, a decrease of $160,996.

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MassRoots’ other general and administrative expenses increased to $3,644,881 during fiscal year 2016 from $1,459,946 in fiscal year, an increase of $2,184,935. This increase was attributed to the following:

·	Legal expenses increased during the year ended December 31, 2016 to $295,325 from $223,548 during the year ended December 31, 2015. This increase was primarily a result of additional costs associated with our Registration Statement filed in 2016 and our March 2016 Note Offering.
·	Independent contractor expenses decreased from $144,452 during fiscal year 2015 to $72,183 during fiscal year 2016 due to our initiative to bring all programing and development in house in 2015.
·	During fiscal year 2016, MassRoots incurred $2,112,690 in consulting and accounting related expenses as compared to $345,411 in fiscal year 2015. This increase was primarily caused by increased investor relations and other professionals in establishing a market for our Common Stock.
·	Travel and related expenses increased to $188,723 in fiscal year 2016 from $182,929 during the same period in 2015. Over the course of the year, the MassRoots team attended over 25 conferences and hundreds of meetings with cannabis related businesses that have built the relationships necessary for our Company to grow.

The combination of these increasing expenditures resulted in MassRoots’ total operating expenses growing to $14,303,960 in fiscal year 2016 versus $6,339,063 in fiscal year 2015, an increase of $7,964,897.

Loss from Operations

MassRoots’ Loss from Operations increased $7,477,279 to $13,602,379 during fiscal year 2016, from $6,125,100 during fiscal year 2015.

Other Income (Expense)

During the fiscal years ended 2016 and 2015, the Company realized losses related to the fair value mark to market adjustments of its derivative liabilities of $581,912 and $2,236,401, respectively.

During the fiscal years ended 2016 and 2015, interest expense increased to $3,845,833 during fiscal year 2016 from $111,397 during fiscal year 2015, an increase of $3,734,436. This increase is mainly from non-cash interest and penalty charges relating to our 2016 issued convertible debt of $1,265,376 and $763,872, respectively and amortization of debt discounts. For the fiscal years ended 2016 and 2015, the Company recorded amortization of discount on notes payable of $1,549,669 and $107,016, respectively.

Net Loss

Our net loss increased $9,557,226 to $18,030,124 during fiscal year 2016, from $8,472,898 during fiscal year 2015.

Results of Operations for the Three Months Ended September 30, 2017 as Compared to the Three Months Ended September 30, 2016

	Three Months Ended September 30,
	2017	2016	$ Change	% Change
Revenues:	$11,516	$209,003	$(197,487)	(95)%
Total operating expense	7,533,530	2,094,211	5,439,319	260%
Loss from operations	(7,522,014)	(1,885,208)	(5,636,806)	299%
Total other income (expense):	444,948	(1,567,456)	2,012,404	128%
Net Loss	$(7,077,066)	$(3,452,664)	$(3,624,402)	105%

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Revenues

For the three months ended September 30, 2017 and 2016, we generated revenues of $11,516 and $209,003, respectively, a decrease of $197,487. Of the $11,516 generated in the three months ended September 30, 2017, all was made up of advertising revenue related to the MassRoots network. The decrease in revenues for the three months ended September 30, 2017 was primarily caused by a lack of revenues from the 420 Rally being generated in 2017.

Operating Expenses

For the three months ended September 30, 2017 and 2016, our operating expenses were $7,533,530 and $2,094,211, respectively, an increase of $5,439,319. For the three months ended September 30, 2017, these increases were mainly attributed to increased stock-based compensation to our employees and key consultants which, for 2017 was $5,510,554 as compared to $613,353 for the same period last year (a non-cash increase of $4,897,201). In addition we incurred additional consulting and other service provider fees and increases in payroll and payroll-related expenditures as we expanded our business.

Other Income (Expense)

For the three months ended September 30, 2017 and 2016, the Company recorded interest expense of $189,125 and $2,573,814, respectively. As of September 30, 2017, we had outstanding $1,095,000 in convertible notes. For the three months ended September 30, 2017 and 2016, the Company realized gains related to the fair value mark to market adjustments of its derivative liabilities of $634,073 and $1,006,358, respectively. The derivative liabilities are caused by certain price protections included in the notes and warrants issued as part of the Company’s convertible debt and common stock offering. For the three months ended September 30, 2017 and 2016, the Company recorded amortization of discount on notes payable of $187,272 and $676,617, respectively, included in the interest discussion above. In addition, during the three months ended September 30, 2016, we incurred non-cash interest and penalties relating to our convertible debt of $1,265,375 and $584,735, respectively.

Net Loss

For the three months ended September 30, 2017 and 2016, we had net losses of $7,077,066 and $3,452,664, respectively, an increase of $3,624,402, for the reasons discussed above.

Results of Operations for the Nine Months Ended September 30, 2017 as Compared to the Nine Months Ended September 30, 2016

	Nine Months Ended September 30,
	2017	2016	$ Change	% Change
Revenues:	$289,130	$794,621	$(505,491)	(64)%
Total operating expense	27,315,960	6,795,371	20,520,589	302%
Loss from operations	(27,026,830)	(6,000,750)	(21,026,080)	350%
Total other income (expense):	871,933	(2,254,354)	3,126,287	139%
Net loss	$(26,154,897)	$(8,255,104)	$(17,899,793)	217%

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Revenues

For the nine months ended September 30, 2017 and 2016, we generated revenues of $289,130 and $794,621, respectively, a decrease of $505,491. The $289,130 generated in the nine months ended September 30, 2017 was primarily comprised of advertising revenue related to the MassRoots network. The decrease in revenues for the nine months ended September 30, 2017 was primarily caused by no revenues from the 420 Rally being generated in 2017.

Operating Expenses

For the nine months ended September 30, 2017 and 2016, our operating expenses were $27,315,960 and $6,795,371, respectively, an increase of $20,520,589. This increase was mainly attributable to an increase stock based compensation to our employees and key consultants which, for 2017 was $19,882,527 as compared to $2,306,662 for the same period last year (a non-cash increase of $17,575,865). In addition we incurred additional consulting and other service provider fees and increases in payroll and payroll-related expenditures as we expanded our business.

Other Income (Expense)

For the nine months ended September 30, 2017 and 2016, the Company recorded interest expense of $189,125 and $3,575,008, respectively. As of September 30, 2017, we had outstanding $1,095,000 in convertible notes. For the nine months ended September 30, 2017 and 2016, the Company realized gains related to the fair value mark to market adjustments of its derivative liabilities of $986,058 and $1,320,654, respectively. The derivative liabilities are caused by certain price protections included in the warrants issued as part of the Company’s convertible debt and common stock offerings. For the nine months ended September 30, 2017 and 2016, the Company recorded amortization of discount on notes payable of $187,272 and $1,549,669, respectively, included in the interest discussion above. Lastly, during the nine months ended September 30, 2017, we sold our security investment in Flowhub for $250,000 realizing a gain on sale of securities of $75,000.

Net Loss

For the nine months ended September 30, 2017 and 2016, we had net losses of $26,154,897 and $8,255,104, respectively, an increase of $17,899,793, for the reasons discussed above.

Liquidity and Capital Resources

Net cash used in operations for the nine months ended September 30, 2017 and 2016 was $7,200,176 and $2,915,832, respectively. This increase was primarily caused by a widening net loss in the Company’s operations, an increase in the value of options issued to employees, and an expansion of MassRoots’ development team.

Net cash used in investing activities for the nine months ended September 30, 2017 and 2016 was $236,833 and $19,100, respectively. These investing activities in 2017 were proceeds from sale of securities of $250,000 and received $11,273 in connection with the acquisitions of DDDigtal Inc and Odava, net with the purchase of equipment, primarily computers, of $57,533, investment in convertible note of $300,000 and equity investment of $100,002. For the nine months ended September 30, 2016, $19,100 was used to purchase office equipment.

Net cash provided by financing activities for the nine months ended September 30, 2017 and 2016 was $7,429,841 and $2,675,231, respectively. During the nine months ended September 30, 2017, these funds came mainly from warrant and option exercises of $4,753,196, proceeds from sale of common stock and warrants of $1,198,000, proceeds from issuance of convertible debt of $942,500 and proceeds from related party advances of $442,500. While for the nine months ended September 30, 2016 the Company received proceeds from its March 2016 convertible debt offering and warrants of $1,420,000, for sale of common stock of $1,660,500 and option and warrant exercises of $621,331.

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Capital Resources

As of September 30, 2017, we had cash on hand of $267,322 and as of September 30, 2017; there are warrants outstanding to purchase up to aggregate of 10,640,672 shares with an exercise prices of $0.50 to $.90 per share, which, if all were exercised, would supply $7,745,437 in cash to the Company.

We currently have no external sources of liquidity such as arrangements with credit institutions, with the exception of a credit card from American Express, or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

Fundraising

During the nine months ended September 30, 2017, we received approximately $4,753,000 proceeds from the exercise of our previously issued warrants.

On July 21, 2017, we received aggregate gross proceeds to the Company of $1,198,000 in connection with the sale of 2,394,000 shares of common stock and warrants to purchase up to 2,394,000 shares of common stock.

On August 24, 2017, we received net proceeds to the Company of $942,500 in connection with the issuance of convertible notes and warrants to purchase $2,090,000 shares of common stock.

On September 27, 2017, we received aggregate gross proceeds to the Company of $420,000 in connection with the sale to two investors of a right to receive units of a cryptographic token at a fifty percent (50%) discount, if the Company conducts a public sale of such tokens on or before November 30, 2017. The $420,000 is included in amounts due to related parties at September 30, 2017.

Required Capital Over the Next Fiscal Year

We do not believe MassRoots has sufficient capital to become cash-flow positive from operations. We expect to need to raise at least $2,500,000 over the next quarter to continue to fund operations.

We prepared the accompanying condensed consolidated financial statements assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and allow us to continue as a going concern. Our ability to continue as a going concern depends on the ability to obtain adequate capital to fund operating losses until we generate adequate cash flows from operations to fund its operating costs and obligations. If we are unable to obtain adequate capital, we could be forced to cease operations.

We depend upon our ability, and will continue to attempt, to secure equity and/or debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. Our management has determined that there is substantial doubt about our ability to continue as a going concern within one year after the condensed consolidated financial statements are issued.

The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

For a discussion of our accounting policies and related items, please see the notes to the Condensed Unaudited Financial Statements.

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-15, Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern, which is included in Accounting Standards Codification (ASC) 205, Presentation of Financial Statements. This update provides an explicit requirement for management to assess an entity's ability to continue as an ongoing concern, and to provide related footnote disclosures in certain circumstances.

The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB issued ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting.” The amendment is part of the FASB’s simplification initiative and is intended to simplify the accounting around share-based payment award transactions. The amendments include changing the recording of excess tax benefits from being recognized as a part of surplus capital to being charged directly to the income statement, changing the classification of excess tax benefits within the statement of cash flows, and allowing companies to account for forfeitures on an actual basis, as well as tax withholding changes. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendment requires different transition methods for various components of the standard. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). This ASU requires that the reconciliation of the beginning-of-period and end-of-period amounts shown in the statement of cash flows include cash and restricted cash equivalents. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations

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In April 2015, the FASB issued ASU No. 2015-03(ASU 2015-03), Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This standard amends the existing guidance to require that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as a deferred charge. ASU 2015-03 is effective on a retrospective basis for annual and interim reporting periods beginning after December 15, 2015, but early adoption is permitted. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company's financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Executive Position
Isaac Dietrich	25	Chief Executive Officer, Chairman and Director

Jesus Quintero	56	Chief Financial Officer

Charles Blum	79	Director

Cecil Kyte	46	Director

Nathan Shelton	68	Director

Isaac Dietrich, Chief Executive Officer, Chairman of the Board and Director - Isaac Dietrich is the founder, largest shareholder, and has been a director of the Company since our inception. He also serves as Chief Executive Officer and Chairman of the Board effective as of December 13, 2017. In addition, he previously held the following positions with the Company: Chief Executive Officer (April 2013 – October 2017); Chairman of the Board of the Company (April 2013 – October 2017); and Chief Financial Officer (April 2013 – May 2014 and August 2017 – October 2017). In his various positions, Mr. Dietrich has been responsible for executing MassRoots’ strategic business development. Mr. Dietrich was the co-founder and majority shareholder of RoboCent.com from June 2012 until his buyout in December 2016, and he helped scale the business to millions in revenue. He also founded Tidewater Campaign Solutions, LLC, a Virginia Beach-based political strategy firm that was retained by 30 political campaigns and political action committees from January 2010 to December 2012. From February 2010 to December 2010, Mr. Dietrich served as Field Director for former Congressman E. Scott Rigell’s campaign.

Charles R. Blum, Director – Charles Blum has served as a Director of MassRoots since December 2017. Mr. Blum served as President and Chief Executive Officer of QS Energy (formerly STWA, Inc.) from July 2007 to January 2009. On June 1, 2017, Mr. Blum stepped down from the Board of QS Energy, having served the company faithfully for 10 years. Mr. Blum spent 22 years as the President/CEO of the Specialty Equipment Market Association (“SEMA”). SEMA is a trade group representing 6,500 business members who are actively engaged in the manufacture and distribution of automotive parts and accessories. SEMA produces the world’s largest automotive aftermarket Trade Show which is held annually in Las Vegas, Nevada. Mr. Blum led the association as its members grew from a handful of small entrepreneurial companies into an industry membership that sells over 31 billion dollars of product at the retail level annually. Mr. Blum is qualified to serve as a member of the Board because he has a proven record of accomplishment as a senior executive.

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Jesus Quintero, Chief Financial Officer - From January 2017 through December 2017 Jesus Quintero served as a financial consultant to several domestic and international companies including, but not limited to, Premier Radiology Services, ATR Wireless Inc. and GAM Distribution Corporation. From May 2014 until December 2016 Mr. Quintero served as Chief Financial Officer of the Company, and from January 2013 until October 2014, he served as Chief Financial Officer of Brazil Interactive Media. Mr. Quintero has held senior finance positions with Avnet Inc., Latin Node, Inc., Globetel Communications Corp and Telefonica of Spain and has extensive experience in public company reporting and SEC compliance matters. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touch. Mr. Quintero received a B.S. in Accounting from St. John’s University and is a Certified Public Accountant in the State of New York.

Cecil Kyte, Director – Cecile Kyte has served as a Director of MassRoots since December 2017. Mr. Kyte has served in various capacities at Rightscorp’s, including serving as Chief Executive Officer since June 2015, Chief Financial Officer since October 2016 and Chairman of the company’s board of directors since December 2015. Rightscorp’s mission is to support copyright holders’ abilities to litigate and monetize efforts aimed at piracy and peer to peer infringement on the internet. From 2007 to 2013, Mr. Kyte served as CEO and Chairman of Save The World Air, Inc., a California based publicly traded energy technology company. Under his stewardship, that company grew from roughly $10 million in market capitalization in 2007 to an excess of $350 million by 2013 and accessed roughly $40 million in equity based capital. From 2008 until 2013, Mr. Kyte served as Chief Executive Officer and Chairman of the Board of QS Energy (formerly STWA, Inc.). Additionally, having been a pilot for 30 years Mr. Kyte has served as an airline captain and flight instructor who is recognized and included in the prestigious FAA Airmen Certification database. This database recognizes pilots who have met or exceeded the high educational, licensing and medical standards established by the Federal Aviation Administration. Mr. Kyte is qualified to serve as a member of the Board because of his previous and current experience running a public company, as well as his educational requirements to hold such a position. Mr. Kyte received a Bachelor of Science Degree in Business Administration with emphasis in Accounting from California State University, Long Beach.

Nathan Shelton, Director – Nathan Shelton has served as a Director of MassRoots since December 2017. Mr. Shelton has served as a director of QS Energy (formerly STWA, Inc.) from February 2007 until June 2017. Mr. Shelton has a long and distinguished career with a number of diverse successful companies primarily related to the automotive industry. From 1987 until 2002 he served as President and part owner of K&N Engineering and built the company into an industry leader. In 2002 he founded S&S Marketing, a company engaged in the automotive aftermarket parts representation business, which he currently operates. In 1992, SEMA invited him to join its board of directors, which included Mr. Shelton serving as Chairman of the SEMA board from 2002 to 2004. In 2007 he was elected to the SEMA “Hall of Fame”. Mr. Shelton served honorably in the United States Seabees from 1968 to 1972. Mr. Shelton is qualified to serve as a member of the Board because of his proven record of accomplishment as a senior executive.

Family Relationships

There are no family relationships among our directors and executive officers.

Other Directorships

Other than as disclosed above, none of the Directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

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CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and Code of Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct and Ethics is available on our website at www.massroots.com/investors.

As described below, our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board of Directors

Our Board currently consists of four members. The number of directors on our Board can be evaluated and amended by action of our Board.

Our Board has decided that it would judge the independence of its directors by the heightened standards established by the NASDAQ Stock Market, despite the Company not being subject to these standards at this time. Accordingly, the Board has determined that our three non-employee directors, Cecil Kyte, Nathan Shelton and Charles R. Blum each meet the independence standards established by the NASDAQ Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee. Our Board considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board is also provided with updates by the Chief Executive Officer and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at 2420 17th Street, Office 3118, Denver, Colorado 80202, Attention: Legal. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

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Board Committees

On December 9, 2015, our Board designated the following three committees of the Board: The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Effective as of December 28, 2017, the Board appointed each of Cecil Kyte, Nathan Shelton and Charles R. Blum as a member of the Audit Committee. Cecil Kyte is the Chairman of the Audit Committee. The Audit Committee is responsible for, among other things, overseeing the financial reporting and audit process and evaluating our internal controls over financial reporting. The Board has determined that Cecil Kyte is an “audit committee financial expert” serving on its Audit Committee. The Board has determined that each member of the Audit Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

Compensation Committee. Effective as of December 28, 2017, the Board appointed each of Cecil Kyte, Nathan Shelton and Charles R. Blum as a member of the Compensation Committee. Cecil Kyte is the Chairman of the Compensation Committee. The Compensation Committee is responsible for, among other things, establishing and overseeing the Company’s executive and equity compensation programs, establishing performance goals and objectives, and evaluating performance against such goals and objectives. The Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

Nominating and Corporate Governance Committee. Effective as of December 28, 2017, the Board appointed each of Cecil Kyte, Nathan Shelton and Charles R. Blum as a member of the Nominating and Corporate Governance Committee. Cecil Kyte is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings and reviewing the Company’s policies and programs relating to matters of corporate citizenship, including public issues of significance to the Company and its stockholders. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by applicable SEC rules. In addition, the Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

Current copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at https://massroots.com/investors/governance.

Director Independence

Our Common Stock is not listed on any national exchange with a requirement that a majority of our board of directors be independent and, therefore, the Company is not subject to any director independence requirements. Our Board considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC. Under such standards, Isaac Dietrich would not be considered “independent”.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and our two most highly compensated executive officers during the last two fiscal years ended December 31, 2015 and December 31, 2016.  During the last two fiscal years ended December 31, 2016 and December 31, 2015, none of our other executive officers earned compensation in excess of $100,000.

Name & Principal Position	Year	Salary $	Bonus $	Stock Awards(1) $	Option Awards(1) $	Non-Equity Incentive Plan Compensation $	All Other Compensation $	Total $
Isaac Dietrich Chief Executive Officer, Director	2016 2015	107,917 81,220	- -	- -	- -	- -	- -	107,917 81,220

Daniel Hunt (6) Former Chief Operating Officer	2016 2015	104,377 67,500	- -	178,000(2) 25,000(4)(6)	706,335(3) 245,951(4)(5)	-	-	988,712 338,451

Lance Galey (7) Former Chief Technology Officer	2016 2015	10,000 -	- -	- -	706,335 -	- -	- -	716,335 -

(1)	These amounts are the aggregate fair value of the equity compensation incurred by the Company for payments to executives during the fiscal year. The aggregate fair value is computed in accordance with FASB ASC Topic 718. The fair market value was calculated using the Black-Scholes options pricing model. Assumptions underlying the valuation of each specific award are included in Note 9 of our Financial Statements included in this Annual Report on Form 10-K.
(2)	On December 14, 2015, the Company’s Board approved the grant of 200,000 unvested restricted shares to Mr. Hunt. However, pursuant to the 2015 Plan, the grant would not occur until shareholder approval of the 2015 Plan Equity Incentive Plan (the “2015 Plan”)became effective, which occurred in January 2016 (as described further in the section below entitled “Our Equity Incentive Plans”). As such, this grant will be included as compensation for Mr. Hunt in fiscal year 2016.
(3)	On December 19, 2016, the Company granted each to Mr. Hunt and Mr. Galey 1,000,000 options to purchase Common Stock at $0.86 per share for ten years, vesting immediately.
(4)	On January 1, 2015, the Company approved the issuance to Daniel Hunt of 50,000 shares of Common Stock and 100,000 options to purchase shares of Common Stock at $0.50 per share pursuant to the 2014 Equity Incentive Plan (the “2014 Plan”), which would vest over the period of one year on a monthly basis.
(5)	On December 14, 2015, the Board approved a grant of 800,000 vested options to purchase shares of Common Stock at $1.00 per share to Mr. Hunt pursuant to the 2015 Plan which vest as follows: upon the Company reaching 1,000,000 registered Users, 200,000 options shall vest; upon the Company reaching 2,500,000 registered Users, 200,000 options shall vest; upon the Company reaching $1,000,000 in cumulative revenue, 200,000 options shall vest; and, upon the Company reaching $2,500,000 in cumulative revenue, 200,000 options shall vest.

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(6)	On July 9, 2017, Daniel Hunt resigned as Chief Operating Officer of the Company.
(7)	On July 22, 2017, Lance Galey resigned as Chief Technology Officer of the Company.

Outstanding Equity Awards at December 31, 2016 Fiscal Year End

The following table sets forth the equity awards to our named executive officers outstanding at December 31, 2016.

Option Awards
Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option exercise price	Option expiration date
Isaac Dietrich	—	—	—		$—	—
Daniel Hunt (2)	100,000	—	—		$0.50	1/1/2025
	200,000	—	600,000	(1)	$1.00	12/14/2025
	—	1,000,000	—		$0.86	12/19/2026
Lance Galey (3)	400,000	200,000	—		$0.53	10/3/2026
	—	1,000,000	—		$0.86	12/19/2026

(1)	The 600,000 unvested options were awarded pursuant to the 2015 Plan, which vest as follows: upon the Company reaching 2,500,000 registered Users, 200,000 options shall vest; upon the Company reaching 1,000,000 in cumulative revenue, 200,000 options shall vest; and, upon the Company reaching $2,500,000 in cumulative revenue, 200,000 options shall vest.
(2)	On July 9, 2017, Daniel Hunt resigned as Chief Operating Officer of the Company.
(3)	On July 22, 2017, Lance Galey resigned as Chief Technology Officer of the Company.

Narrative Disclosure to Summary Compensation and Option Tables

Isaac Dietrich

Isaac Dietrich provided services to us as our Chief Executive Officer pursuant to an “at-will” agreement (with one month notice to be given prior to termination) that provides that Mr. Dietrich would be paid an amount determined by the Company in accordance with the Company’s normal payroll procedures. From April 1, 2014 to March 31, 2015, Mr. Dietrich was paid a salary of $5,000 per month. From April 1, 2015 until March 31, 2016, Mr. Dietrich was paid a salary of $6,500 per month. From April 1, 2016 until September 30, 2016, Mr. Dietrich was paid a salary of $10,833 per month. From October 1, 2016 and thereafter, Mr. Dietrich was paid a salary of $7,917 per month. Mr. Dietrich did not receive any compensation related to his position as a director. In December 2015, Mr. Dietrich started receiving health, vision and dental insurance. No retirement plan, life insurance or employee benefits program has been awarded to Mr. Dietrich and he serves at the direction of the Board.

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Effective as of October 16, 2017, Isaac Dietrich resigned as Chief Executive Officer of the Company.

Effective as of December 13, 2017, Isaac Dietrich was appointed Chief Executive Officer of the Company. Pursuant to the terms of a new employment agreement between the Company and Isaac Dietrich dated December 13, 2017 Isaac Dietrich shall receive an annual salary of $145,000 together with such bonus as determined by the Compensation Committee. In addition, Isaac Dietrich shall be eligible to receive awards under the Company’s equity incentive plans as determined by the Compensation Committee. Mr. Dietrich shall also be eligible to participate in any employee benefit plans, including, but not limited to,  health, dental and life insurance as well as 401K plans, as are offered by the Company to its managerial or salaried executive employees and/or its senior executive officers.

Daniel Hunt

From July 19, 2015 to July 9, 2017, Mr. Hunt served as Chief Operating Officer pursuant to an “at-will” agreement. Mr. Hunt received a salary of $78,000 per year and his agreement could be terminated by either party with or without cause with one month’s written notice. From January 1, 2015 until July 17, 2015, Mr. Hunt served as an at-will employee with a salary of $3,500 per month. From July 17, 2015 to March 31, 2016, Mr. Hunt was paid a salary of $6,500 per month. From April 1, 2016 until September 30, 2016, Mr. Hunt was paid a salary of $10,833 per month. From October 1, 2016 and thereafter, Mr. Hunt was paid a salary of $7,500 per month.

In addition, on January 1, 2015, the Company approved the issuance to Mr. Hunt 50,000 shares of Common Stock and 100,000 options to purchase shares of Common Stock at $0.50 per share pursuant to the 2014 Plan, which would vest over the period of one year on a monthly basis. The fair market value was calculated using the Black-Scholes options pricing model, assuming approximately 2.17% risk-free interest, 0% dividend yield, 1.50% volatility, and an expected term of 5.25 years.

On December 14, 2015, the Board approved a grant of 800,000 unvested options to purchase shares of Common Stock at $1.00 per share to Mr. Hunt pursuant to the 2015 Plan, which vest as follows: upon the Company reaching 1,000,000 registered Users, 200,000 options shall vest; upon the Company reaching 2,500,000 registered Users, 200,000 options shall vest; upon the Company reaching $1,000,000 in cumulative revenue, 200,000 options shall vest; and, upon the Company reaching $2,500,000 in cumulative revenue, 200,000 options shall vest. The fair market value was calculated using the Black-Scholes options pricing model. Under this model, the fair market value of the 200,000 options that vest upon the Company reaching 1,000,000 register Users was calculated assuming approximately 2.23% risk-free interest, 0% dividend yield, 280% volatility, and expected term of 5.25 years. No cost was recognized in 2015 for the other 600,000 options as the probability of achieving those targets was not estimable. As of December 31, 2016, 200,000 options had vested.

On that same date, the Company’s Board approved the grant of 200,000 unvested restricted shares to Mr. Hunt. However, pursuant to the 2015 Plan, the grant did not occur until stockholder approval of the 2015 Plan became effective, which occurred in January 2016. As such, this grant has been included as compensation for Mr. Hunt in fiscal year 2016.

On December 19, 2016, the Board approved a grant of unvested options to purchase up to 1,000,000 shares of Common Stock at $0.86 per share to Mr. Hunt pursuant to the 2017 Equity Incentive Plan (“2017 Plan”), which vest as follows: (i) 83,333 options on the first day of each of January, February, April, May, July, August, October and November of 2017; and (ii) 83,334 options on the first day of each of March, June, September and December of 2017. Because no options vested in fiscal year 2016, this grant was included as compensation for Mr. Hunt in fiscal year 2017.

On July 9, 2017, Mr. Hunt resigned as Chief Operating Officer.

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Lance Galey

Lance Galey provided services to us as our Chief Technology Officer pursuant to an “at-will” agreement that became effective June 20, 2016. Under this agreement, Mr. Galey began receiving a salary of $60,000 per year on November 1, 2016 and his agreement could be terminated by either party with or without cause with one month’s written notice.

On October 3, 2016, pursuant to the Company’s 2016 Equity Incentive Plan (“2016 Plan”), the Board granted Mr. Galey a stock grant of 600,000 unvested restricted shares of Common Stock (the “Galey Stock Award”) and unvested options to purchase up to 600,000 shares of Common Stock with an exercise price of $0.51 which will expire ten years from issuance (the “Galey Option Award”). The Galey Stock Award will vest as follows: (i) 300,000 shares will vest on October 3, 2016 and (i) 50,000 shares will vest on the first day of each month from November 2016 through April 2017.

On December 19, 2016, the Board approved a grant of unvested options to purchase up to 1,000,000 shares of Common Stock at $0.86 per share pursuant to the 2017 Plan to Mr. Galey pursuant to the 2017 Plan, which vest as follows: (i) 83,333 options on the first day of each of January, February, April, May, July, August, October and November of 2017; and (ii) 83,334 options on the first day of each of March, June, September and December of 2017. Because no options vested in fiscal year 2016, this grant was included as compensation for Mr. Galey in fiscal year 2017.

On July 22, 2017, Lance Galey resigned as Chief Technology Officer of the Company.

Compensation Adjustments

On March 29, 2016, our Board, upon the recommendation of the Company’s Compensation Committee, approved increases in the salary of Mr. Dietrich and Mr. Hunt, such that each would receive $10,833 per month for their services in their respective positions.

On October 5, 2016, our Board, upon the recommendation of the Company’s Compensation Committee, approved adjustments to several officers’ compensation packages. Specifically, in connection with the Board’s expense reduction initiatives, the Board approved (i) a decrease of the annual salary of the Company’s Chief Executive Officer, Isaac Dietrich, to $95,000 per year from $130,000 per year; (ii) a decrease of the annual salary of the Company’s former Chief Operating Officer, Dan Hunt, to $90,000 per year from $130,000 per year; and (iii) a decrease of the annual salary of the Company’s Chief Technology Officer, Lance Galey, to $60,000 per year from $150,000 per year.

In addition to the salary decrease, Mr. Galey agreed to waive $51,785 in salary which he had earned but deferred payment of in connection with the Board’s approval of the Galey Stock Award and the Galey Option Award.

At no time during the periods listed in the above tables, with respect to any named executive officers, was there:

·         any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

·         any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

·         any non-equity incentive plan award made to a named executive officer;

·         any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

·         any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

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Director Compensation

Our interested, employee directors do not receive any additional compensation for their service as directors.

The following table shows for the fiscal year ended December 31, 2016, certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards (1)	Total
Ean Seeb(2)(3)	$0	$0	$706,335	$706,335
Vincent “Tripp” Keber(2)(3)	$0	$0	$706,335	$706,335
Terence Fitch(2)	$0	$0	$706,335	$706,335

(1)	These amounts are the aggregate fair value of the equity compensation granted to our directors during the fiscal year. The fair value is computed in accordance with FASB ASC Topic 718. The fair market value was calculated using the Black-Scholes options pricing model. Assumptions underlying the valuation of each specific award are included in Note 9 of our Financial Statements included in this Annual Report on Form 10-K.
(2)	Messrs. Seeb, Keber and Fitch joined our Board on June 4, 2014, March 31, 2014 and December 9, 2015, respectively. Each of Messrs. Seeb, Keber and Fitch resigned as members of the Board effective December 12, 2017.
(3)	As discussed below, Ean Seeb and Tripp Keber received stock awards and options on June 4, 2014 intended to compensate them for approximately three years of service on the Company’s Board. On December 19, 2016, the Board granted Messrs. Seeb and Keber options to acquire 1,000,000 shares of Common Stock each, for ten years with an exercise price of $0.86 per share and vesting monthly over one year.

On December 9, 2015, in exchange for his service as a Director, the Board approved the issuance to Mr. Terence Fitch, pursuant to the 2015 Employee Incentive Plan, unvested options to purchase up to 100,000 shares of Common Stock at an exercise price of $0.90 per share that will expire ten years from date of issuance and vest monthly over the period of one year, beginning January 1, 2016.

On that same date, the Company’s Board approved the grant of 100,000 shares to Mr. Fitch. However, pursuant to the 2015 Plan (defined below), the grant would not occur until shareholder approval of the 2015 Plan became effective, which occurred in January 2016 (as described further in the section below entitled “2014 and 2015 Equity Incentive Plans”). As such, this grant was included as compensation for Mr. Fitch in fiscal year 2016.

On June 6, 2014, each of Ean Seeb and Tripp Keber received the following pursuant to our 2014 Plan for their service as a director: (i) a stock award of 250,000 shares of our Common Stock and (ii) options to purchase up to 750,000 shares of our Common Stock at $0.10 per share which vest as follows:

·	Beginning on October 1, 2014, 250,000 options vested over the period of one year on a monthly basis, such that 20,833 options shall vest on the first of each month, except for every third month when 20,834 options shall vest;
·	Beginning on the later of (i) the date that Company attains 830,000 Users (“Users” are defined for the purposes of the options as the number of unique registrations for MassRoots Inc.’s network through MassRoots Inc.’s mobile application and/or website (final determination shall be by the Committee)) and (ii) October 1, 2015, 250,000 options shall vest over the period of one year on a monthly basis, such that 20,833 options shall vest on the first of each month, except for every third month when 20,834 options shall vest; and
·	Beginning on the later of (1) the date that Company attains 1,080,000 Users and (2) October 1, 2016, 250,000 options shall vest immediately.

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As of December 31, 2015, 250,000 options held by each of Messrs. Seeb and Keber had vested and were available for exercise. No additional grants were made to Messrs. Keber and Seeb during 2015. The fair market value was calculated using the Black-Scholes options pricing model, assuming approximately 2.61% risk-free interest, 0% dividend yield, 150% volatility, and expected life of 10 years.

On December 19, 2016, the Board approved a grant of unvested options to purchase up to 1,000,000 shares of Common Stock at $0.86 per share pursuant to the 2017 Plan to each of Messrs. Seeb, Keber and Fitch which vest as follows for each such recipient: (i) 83,333 options on the first day of each of January, February, April, May, July, August, October and November of 2017; and (ii) 83,334 options on the first day of each of March, June, September and December of 2017. Because no options vested in fiscal year 2016, this grant will be included as compensation for Messrs. Seeb, Keber and Fitch in fiscal year 2017.

Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We shall be required to indemnify a director or officer in connection with an action or proceeding commenced by such director or officer only if the commencement of such action or proceeding by the director or officer was authorized in advance by the Board of Directors.

We currently maintain director’s and officer’s liability insurance having a total aggregate limit of liability of $1,000,000, and an umbrella policy for up to $1,000,000 in excess coverage.

Our Equity Incentive Plans

Our stockholders approved our 2014 Plan in June 2014, our 2015 Plan in December 2015, our 2016 Plan in October 2016 and our 2017 Plan in December 2016. The 2014 Plan, 2015 Plan, 2016 Plan and 2017 Plan are referred to as the “Plans”. The Plans are identical, except for number of shares reserved for issuance under each such plan.

The Plans provide for the grant of incentive stock options to our employees and our subsidiary’s employees, and for the grant of nonstatutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the Committee (as defined herein).

The following table and information below sets forth information as of February 12, 2018 on our Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	1,685,792	$0.31	0
2015 Equity Incentive Plan	3,059,157	$0.94	0
2016 Equity Incentive Plan	1,971,779	$0.51	0
2017 Equity Incentive Plan	7,210,039	$0.87	0

Equity compensation plans not approved by security holders	—	—	—
Total	13,926,767	$0.76	0

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Summary of the Plans

Authorized Shares.

A total of 4,000,000 shares of our Common Stock are reserved for issuance pursuant to the 2014 Plan. A total of 4,500,000 shares of our Common Stock are reserved for issuance pursuant to the 2015 Plan. A total of 6,000,000 shares of our Common Stock are reserved for issuance pursuant to the 2016 Plan. A total of 25,000,000 shares of our Common Stock are reserved for issuance pursuant to the 2017 Plan. Shares issued under our Plans may be authorized but unissued or reacquired shares of our Common Stock. Shares subject to stock awards granted under our Plans that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our Plans. Additionally, shares issued pursuant to stock awards under our Plans that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award, will become available for future grant under our Plans.

Administration.

Our Board, or a duly authorized committee thereof (the “Committee”), has the authority to administer our Plans. Our Board may also delegate to one or more of our officers the authority to designate employees other than Directors and officers to receive specified stock, which, in respect to those awards, said officer or officers shall then have all that the Committee would have.

Subject to the terms of our Plans, the Committee has the authority to determine the terms of awards, including recipients, the exercise price of stock awards, the number of shares subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Plans. The Committee has the power to modify outstanding awards under the Plans, subject to the terms of the Plans and applicable law. Subject to the terms of our Plans, the Committee has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles (“GAAP”), with the consent of any adversely affected participant.

Stock Options.

Stock options may be granted under the Plans. The exercise price of options granted under our Plans must at least be equal to the fair market value of our Common Stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the Committee, as well as other types of consideration permitted by applicable law. No single participant may receive more than 25% of the total options awarded in any single year. Subject to the provisions of our Plans, the Committee determines the other terms of options.

Performance Shares.

Performance shares may be granted under our Plans. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of a performance share, the Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof, per the terms of the agreement approved by the Committee and delivered to the participant. This agreement will state all terms and condition of the agreements.

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Restricted Stock.

The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the Plans, will be determined by the Committee. Under a restricted stock award, we issue shares of our Common Stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our Plans.

Other Share-Based Awards and Cash Awards.

The Committee may make other forms of equity-based awards under our Plans, including, for example, deferred shares, stock bonus awards and dividend equivalent awards. In addition, our Plans authorizes us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee.

Change in Control.

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the Plans, unless provisions are made in connection with such transaction for the continuance of the Plans and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

Change in Capitalization.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then awards amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Plan Amendment or Termination.

Our Board has the authority to amend, suspend, or terminate our Plans, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. The Plans will terminate ten years after the earlier of (i) the date that each Plan was adopted by the Board, or (ii) the date that each Plan was approved by the stockholders, except that awards that are granted under the applicable Plan prior to its termination will continue to be administered under the terms of the that Plan until the awards terminate, expire or are exercised.

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SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock, (ii) each of our current directors and the named executive officer identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after February 12, 2018 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 151,099,833 shares of our Common Stock issued and outstanding on February 12, 2018. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after February 12, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is in care of MassRoots, Inc., 2420 17th Street, Office 3118, Denver, Colorado 80202.

	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)

Directors and Named Executive Officers
Isaac Dietrich	17,738,831 (3)	11.75%
Charles R. Blum	500,000 (4)	*
Cecil Kyte	1,500,000 (5)	*
Nathan Shelton	0	*
Jesus Quintero	250,000	*
All directors and named executive officers as a group (5 persons)	19,988,831	13.15%

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(1)	The Company believes that each shareholder has sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise noted. The number of shares beneficially owned by each shareholder is determined under the rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes (i) any shares as to which the person has sole or shared voting power or investment power and (ii) any shares which the individual has the right to acquire within 60 days after February 12, 2018 through the exercise of any stock option, warrant, conversion of preferred stock or other right, but such shares are deemed to be outstanding only for the purposes of computing the percentage ownership of the person that beneficially owns such shares and not for any other person shown in the table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock.

(2)	Based on 151,099,833 shares of Common Stock issued and outstanding as of February 12, 2018.

(3)	Includes 17,738,831 shares of Common Stock. Excludes warrants to purchase up to 85,000 shares of Common Stock. The forgoing warrants contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(4) Includes (i) 250,000 shares of Common Stock and (ii) an option to purchase up to 250,000 shares of Common Stock.

(5)	Includes (i) 750,000 shares of Common Stock and (ii) an option to purchase up to 750,000 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the last two fiscal years, there has not been any transaction, and currently there is no proposed transaction, in which we were or are going to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end, in which any related person had or will have a direct or indirect material interest.

LEGAL MATTERS

Unless otherwise indicated, Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our Common Stock to be sold in this offering.

EXPERTS

The financial statements of MassRoots, Inc. for the year ended December 31, 2016 and December 31, 2015 have been included herein in reliance upon the reports of Liggett & Webb P.A. (“Liggett Webb”), independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Resale Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us the Resale Shares by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including MassRoots, Inc.. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 2420 17th Street, Office 3118, Denver, Colorado 80202 or telephoning us at (833) 467-6687.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.massroots.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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54,173,168 Shares of Common Stock

__________________________________________________

PROSPECTUS

__________________________________________________

, 2018

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MASSROOTS, INC.

FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

MassRoots, Inc.

Denver, Colorado

We have audited the accompanying balance sheets of MassRoots, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and has negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.

New York, New York

March 31, 2017

F-2

MASSROOTS, INC.

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS
Current assets:
Cash	$374,490	$386,316
Accounts receivable	3,306	39,500
Prepaid and other	—	12,938
Total current assets	377,796	438,754

Property and equipment, net	77,322	73,023

Other assets:
Investments	235,000	175,000
Deposits and other assets	33,502	33,502
Total other assets	268,502	208,502

Total assets	$723,620	$720,279

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$382,550	$109,997
Accrued expenses	—	84,355
Deferred revenue	27,010	—
Derivative liability	1,301,138	—
Total current liabilities	1,710,698	194,352

Long term debt:
Convertible notes payable, long term	108,100	209,100
Total liabilities	1,818,798	403,452

Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 71,908,370 and 46,939,965 shares issued and outstanding as of December 31, 2016 and 2015, respectively	71,908	46,940
Common stock to be issued, 1,740,000 and 624,000 shares, respectively	1,740	624
Additional paid in capital	28,693,819	12,101,784
Accumulated deficit	(29,862,645)	(11,832,521)
Total stockholders’ (deficit) equity	(1,095,178)	316,827

Total liabilities and stockholders’ (deficit) equity	$723,620	$720,279

See the accompanying notes to the financial statements

F-3

MASSROOTS, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2016	2015
Revenues:	$701,581	$213,963

Operating expenses:
Cost of revenues	180,427	57,611
Advertising	985,342	717,773
Payroll and related expenses	2,112,879	1,381,071
Stock based compensation	7,380,431	2,722,662
Other general and administrative expenses	3,644,881	1,459,946
Total operating expense	14,303,960	6,339,063

Loss from operations	(13,602,379)	(6,125,100)

Other income (expense):
Loss on change in fair value of derivative liabilities	(581,912)	(2,236,401)
Interest expense	(3,845,833)	(111,397)
Total other income (expense):	(4,427,745)	(2,347,798)

Net loss before income taxes	(18,030,124)	(8,472,898)

Provision of income taxes (benefit)	—	—

NET LOSS	$(18,030,124)	$(8,472,898)

Net loss per common share-basic and diluted	$(0.34)	$(0.19)

Weighted average number of common shares outstanding-basic and diluted	53,151,429	43,834,157

See the accompanying notes to the financial statements

F-4

MASSROOTS, INC.

 STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

			Common stock		Additional
	Common stock		To be issued		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2014	38,909,000	$ 38,909	1,048,000	$ 1,048	$ 2,372,867	$ (3,359,623)	$ (946,799)
Common stock issued due from prior year	1,048,000	1,048	(1,048,000)	(1,048)	-	-	-
Common stock canceled in consideration of warrants	(1,000,000)	(1,000)	-	-	1,000	-	-
Sale of common stock	3,966,509	3,967	34,000	34	3,071,576	-	3,075,577
Common stock issued in settlement of convertible notes	600,000	600	-	-	59,400	-	60,000
Common stock issued upon exercise of warrants for cash	2,426,341	2,426	-	-	534,660	-	537,086
Common stock issued upon exercise of options for cash	-	-	50,000	50	4,950	-	5,000
Common stock issued upon cashless exercise of warrants	41,995	42	-	-	(42)	-	-
Common stock issued for services rendered	948,120	948	540,000	540	1,218,416		1,219,904
Fair value of warrants issued for services	-	-	-	-	229,365		229,365
Fair value of stock options issued for services	-	-	-	-	1,273,483	-	1,273,483
Reclassify fair value of derivative liability to equity upon note payment(s)	-	-	-	-	3,336,109	-	3,336,109
Net loss	-	-	-	-	-	(8,472,898)	(8,472,898)
Balance, December 31, 2015	46,939,965	$ 46,940	624,000	$ 624	$ 12,101,784	$ (11,832,521)	$ 316,827

See the accompanying notes to the financial statements

F-5

MASSROOTS, INC.

 STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

			Common stock		Additional
	Common stock		To be issued		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2015	46,939,965	$ 46,940	624,000	$ 624	$ 12,101,784	$ (11,832,521)	$ 316,827
Common stock issued related to 2015 stock grants	624,000	624	(624,000)	(624)	-	-	-
Common stock issued for services rendered	4,225,675	4,226	1,740,000	1,740	4,193,940	-	4,199,906
Common stock issued upon exercise of warrants for cash	5,242,393	5,242	-	-	1,128,252	-	1,133,494
Common stock issued upon exercise of options for cash	210,000	210	-	-	24,790	-	25,000
Common stock issued upon cashless exercise of warrants	639,051	639	-	-	(639)	-	-
Common stock issued upon cashless exercise of options	264,158	264	-	-	(264)	-	-
Sale of common stock	10,350,376	10,350	-	-	4,989,925	-	5,000,275
Common stock issued in settlement of convertible notes	3,108,229	3,108	-	-	1,356,783	-	1,359,891
Common stock issued for penalties related to convertible notes	304,523	305	-	-	163,316	-	163,621
Fair value of warrants issued for services rendered	-	-	-	-	68,369	-	68,369
Reclassify fair value of derivative liability to equity upon note payment and warrant exercise(s)	-	-	-	-	1,555,407	-	1,555,407
Fair value of stock options issued for services	-	-	-	-	3,112,156	-	3,112,156
Net loss	-	-	-	-	-	(18,030,124)	(18,030,124)
Balance, December 31, 2016	71,908,370	$ 71,908	1,740,000	$ 1,740	$ 28,693,819	$ (29,862,645)	$ (1,095,178)

               See the accompanying notes to the financial statements

F-6

MASSROOTS, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (18,030,124)	$ (8,472,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	19,451	10,174
Amortization of debt discounts	1,549,669	107,016
Stock based compensation	7,380,431	2,722,662
Change in fair value of derivative liabilities	581,912	2,236,401
Non cash interest	1,265,376	4,381
Penalties related to note maturity	763,872	-
Changes in operating assets and liabilities:
Accounts receivable	36,194	(28,299)
Prepaid and other	12,938	209,370
Deposits	-	(30,953)
Accounts payable and other liabilities	210,455	112,906
Deferred revenue	27,010	-
Net cash used in operating activities	(6,182,816)	(3,129,240)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(23,750)	(69,035)
Investment in DDDigtal LLC	(60,000)	-
Investment in Flowhub	-	(175,000)
Net cash used in investing activities	(83,750)	(244,035)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	5,000,275	3,075,577
Proceeds from issuance of convertible note	1,420,000	-
Proceeds from exercise of warrants	1,133,494	542,086
Proceeds from exercise of options	25,000	-
Repayments of convertible notes	(1,324,029)	-
Net cash provided by financing activities	6,254,740	3,617,663

Net (decrease) increase in cash	(11,826)	244,388

Cash, beginning of period	386,316	141,928
Cash, end of period	$ 374,490	$ 386,316

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$ -	$ -
Cash paid during period for taxes	$ -	$ -

Non cash investing and financing activities:
Common stock issued in settlement of debt	$ 1,359,891	$ 60,000
Common stock issued in payment of penalties related to notes payable	$ 163,621	$ -
Beneficial conversion feature relating to convertible note payable	$ 945,596	$ -
Reclassification of derivative liability to equity upon note payment(s)	$ 1,555,407	$ 3,336,109

See the accompanying notes to the financial statements

F-7

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and organization

MassRoots, Inc. (“MassRoots” or the “Company”) has created a technology platform for the cannabis industry focused on enabling users to share their cannabis content, follow their favorite dispensaries, and stay connected with the legalization movement. The Company was incorporated in the State of Delaware on April 26, 2013.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company’s ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company’s customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of December 31, 2016 and December 31, 2015, based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is not required.

F-8

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. At December 31, 2016 and 2015, deposits in excess of FDIC limits were $124,490 and $136,316, respectively.

Revenue Recognition

The Company recognizes revenue when services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,

(ii)	the services have been rendered and all required milestones achieved,

(iii)	the sales price is fixed and determinable, and

(iv)	collectability is reasonably assured.

The Company primarily generates revenue by charging businesses to advertise on the network. The Company has the ability to target advertisements directly to a clients’ target audience, based on their location, on their mobile devices. In cases where clients sign advertising contracts for an extended period of time, the Company only realizes revenue for services provided during that period and defers all other revenue to future periods.

The Company’s secondary source of income is merchandise sales. The objective with the sales is not to generate large profit margins, but to help offset the cost of marketing. Each t-shirt, sticker and jar the Company sells will likely lead to more downloads and active users.

At December 31, 2016 and 2015, the Company had deferred revenues of $27,010 and $0, respectively.

Cost of Revenue

The Company’s main cost of revenue originates from its merchandise store, where often times the Company realizes low profit margins and is not the main focus of the Company.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of three to five years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Long-Lived Assets

The Company follows ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

F-9

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable ASC 480-10: Accounting for Redeemable Equity Instruments: Distinguishing Liabilities from Equity.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company’s free standing derivatives consisted of warrants to purchase common stock that were issued in connection with the issuance of debt and of embedded conversion options with convertible debentures. The Company evaluated these derivatives to assess their proper classification in the balance sheet as of December 31, 2016 using the applicable classification criteria enumerated under ASC 815, Derivatives and Hedging. The Company determined that certain embedded conversion and/or exercise features do not contain fixed settlement provisions. Certain outstanding warrants at December 31, 2016 contain an anti-dilutive (reset) feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under ASC 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

F-10

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The computation of basic and diluted income (loss) per share as of December 31, 2016 and 2015 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2016	2015
Common stock issuable upon conversion of convertible debentures	1,081,000	2,091,000
Options to purchase common stock	14,824,158	5,625,000
Warrants to purchase common stock	15,448,056	9,018,609
Totals	31,353,214	16,734,609

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $985,342 and $717,773 as advertising costs for the year ended December 31, 2016 and 2015, respectively.

Income Taxes

The Company follows ASC 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Reclassification

Certain reclassifications have been made to the prior years’ data to conform to the current year presentation. These reclassifications had no effect on reported income (losses).

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-15, Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern, which is included in Accounting Standards Codification (ASC) 205, Presentation of Financial Statements. This update provides an explicit requirement for management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances.

F-11

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB issued ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting.” The amendment is part of the FASB’s simplification initiative and is intended to simplify the accounting around share-based payment award transactions. The amendments include changing the recording of excess tax benefits from being recognized as a part of surplus capital to being charged directly to the income statement, changing the classification of excess tax benefits within the statement of cash flows, and allowing companies to account for forfeitures on an actual basis, as well as tax withholding changes. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendment requires different transition methods for various components of the standard. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). This ASU requires that the reconciliation of the beginning-of-period and end-of-period amounts shown in the statement of cash flows include cash and restricted cash equivalents. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations

In April 2015, the FASB issued ASU No. 2015-03 (ASU 2015-03), Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This standard amends the existing guidance to require that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as a deferred charge. ASU 2015-03 is effective on a retrospective basis for annual and interim reporting periods beginning after December 15, 2015, but early adoption is permitted. The adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

F-12

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 2 –GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2016, the Company had cash of $374,490 and working capital deficit (current liabilities in excess of current assets) of $1,332,902. During the year ended December 31, 2016, the Company used net cash in operating activities of $6,182,816. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company does not have sufficient funds to meet its funding requirements.

In 2016, the Company sold shares of common stock and warrants for net proceeds of approximately $5,000,000.  In addition, the Company received approximately $1,158,494 from the exercise of common stock warrants and options and $1,420,000 from the issuance of convertible notes. It is anticipated that the proceeds from the sale of its common stock and warrants and from the warrant exercise will not provide the Company with cash sufficient to fund operations in 2017.

The Company’s primary source of operating funds since inception has been cash proceeds from private placements of common stock, proceeds from the exercise of warrants and options and issuance of notes payable. The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. The Company has stockholders’ deficiencies at December 31, 2016 and will require additional financing to fund future operations.

Management’s plans with regard to these matters encompass the following actions: (1) obtain funding from new and potentially current investors to alleviate the Company’s working deficiency, and (2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to translate its user base into sales. However, the outcome of management’s plans cannot be ascertained with any degree of certainty.

Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 – INVESTMENTS

To facilitate the integration with dispensary point of sale systems, in 2015, the Company invested $175,000 in exchange for preferred shares of Flowhub LLC (“Flowhub”), a seed-to-sale system, equal to 8.95% of the then outstanding equity of Flowhub. The Company currently is working with Flowhub to integrate their system with the Company’s network. The acquired preferred shares are considered non-marketable securities.

In 2016, the Company paid $60,000 acquisition deposit to acquire DDDitgal LLC. See Subsequent Events Note 13.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2016 and 2015 is summarized as follows:

	2016	2015
Computers	$72,124	$58,141
Office equipment	36,850	27,083
Subtotal	108,974	85,224
Less accumulated depreciation	(31,652)	(12,201)
Property and equipment, net	$77,322	$73,023

Depreciation expense for the year ended December 31, 2016 and 2015 was $19,451 and $10,174, respectively.

F-13

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 5 – CONVERTIBLE NOTES PAYABLE

On March 24, 2014, the Company issued convertible debentures to certain accredited investors. The total principal amount of the debentures is $269,100 and originally matured on March 24, 2016 with a 0% interest rate. The debentures are convertible into shares of the Company’s common stock at $0.10 per share. In March 2016, the debentures were amended to extend the maturity date to March 24, 2018. In 2016, the Company issued an aggregate of 1,010,000 shares of its common stock in settlement of 101,000 of outstanding debentures. As of December 31, 2016 and 2015, the aggregate carrying value of the debentures was $108,100 and $209,100, net of debt discounts of $0, respectively.

In February 2016, the Company issued to a service provider a 12 month convertible debenture at 15% interest with a principal amount of $35,000 along with 35,000 3-year warrants to purchase shares of common stock at $1.00 per share. The convertible debenture is payable at maturity, and convertible at the investor’s determination at a price equal to 90% of the price of a subsequent public underwritten offering if one occurs over $5 million, or, if no such subsequent offering occurs, at $0.75 per share. During the year ended December 31, 2016, the Company issued an aggregate of 343,767 shares in full settlement of the debenture obligation.

On March 14, 2016, the Company sold to investors six (6) month secured convertible original issue discount notes with a principal amount in the aggregate of $1,514,669, together with five-year warrants to purchase an amount of shares of the Company’s common stock equal to the number of shares of common stock issuable upon the conversion of the notes in full and having an exercise price of $1.00 per share with reset provisions. If the Company exercises its right to prepay the note, the Company must make payment to the investor of an amount in cash equal to the sum of the then outstanding principal amount of the note that it desires to prepay, multiplied by (a) 1.2, during the first ninety (90) days after the execution of the note, or (b) 1.35, at any point thereafter. The notes are convertible into shares of the Company’s common stock at a price per share equal to the lower of (i) $1.00, and (ii) a 25% discount to the price at which the Company next conducts an offering after the issuance date of the note; provided, however, for any part of the principal amount of the note that is not paid at its maturity date, September 14, 2016, the conversion price for such amount is equal to 65% of the average of the three trading days with the lowest daily weighted average prices of the Company’s common stock occurring during the fifteen days prior to the notes’ maturity date, September 14, 2016. The notes require that any net proceeds received in subsequent offerings made by the Company first be used to repay the notes’ outstanding principal amount. Because the note was not repaid by the maturity date, the investors became entitled to receive, in aggregate, but calculated pro rata to the principal amounts remaining outstanding at the time of maturity, up to five hundred thousand (500,000) shares of the Company’s common stock. Gross proceeds received by the Company for the notes and warrants in this offering were $1,420,000, while net proceeds were $1,271,600 (excluding any legal fees). On September 14, 2016, upon maturity of the notes, the Company was unable to make the required payment of the then outstanding aggregate principal amount of $966,384 and was in default under the notes. Penalties in aggregate of $584,735 were added to the carrying amount of the notes and were charged to current period interest.

During the year ended December 31, 2016, the Company paid an aggregate of $1,479,498 cash and issued 1,754,462 shares of its common stock upon conversion of $619,906 of the debenture obligation and accrued interest. In addition, the Company issued an aggregate of 304,523 shares of its common stock as penalty shares valued at $163,621 and was charged to current period interest. As of December 31, 2016, the debentures were paid in full.

The Company’s convertible debt is summarized as follows as of December 31, 2016 and 2015:

	2016	2015
Note payable dated March 24, 2014	$108,100	$209,100
Less: current portion	—	—
Long term portion	$108,100	$209,100

F-14

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 6 – DERIVATIVE LIABILITIES AND FAIR VALUE MEASUREMENTS

The Company identified conversion features embedded within convertible debt and warrants outstanding during the year ended December 31, 2016 and 2015. The Company has determined that the features associated with the embedded conversion option and exercise prices, in the form of ratchet provisions, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

During the third quarter of 2015, the Company and the convertible debt note and warrant holders agreed to amend terms of the agreements to remove the ratchet provisions. Accordingly, the Company reclassified the derivative liability to equity classification resulting in an increase to additional paid in capital by $3,336,109.

During the fourth quarter of 2015, the Company and the holders of warrants previously issued as part of our offering from September 2014 to March 2015 with an exercise price of $1.00 per share and all other warrant holders agreed to amend the warrants to remove the ratchet provision in exchange for a warrant of an additional 20% of their original warrant shares at $1.06 per share. This reduced the Company’s derivative liability by $1,155,199 and increased additional paid in capital by $761,426.

On March 17, 2016, upon issuance of the secured convertible debentures (see Note 5), the Company has determined that the features associated with the embedded conversion option and reset provisions embedded in the issued warrants, in the form of a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. At the date of inception, the Company estimated the fair value of the embedded derivatives of $1,769,121 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 112.29%, (3) weighted average risk-free interest rate of 0.47% to 1.04% (4) expected life of 0.05 to 5.00 years, and (5) estimated fair value of the Company’s common stock of $1.04 per share. The estimated fair value of the embedded derivative of $1,769,121 was charged to debt discount up to the net proceeds of $1,420,000 and amortized over the term of the debenture with the excess charged to current period interest.

On September 14, 2016, upon the maturity of certain secured convertible debentures (see Note 5), the embedded conversion terms changed. As such, the Company estimated the fair value of the change in the embedded derivative of $951,254 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 106.24%, (3) weighted average risk-free interest rate of 0.30%, (4) expected life of three months, and (5) estimated fair value of the Company’s common stock of $0.51 per share. The estimated fair value of the embedded derivative of $951,254 was charged to current period interest.

On December 31, 2016, the Company estimated the fair value of the embedded derivatives of $1,301,138 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 110.39%, (3) weighted average risk-free interest rate of 1.47%, (4) expected life of 4.21 years, and (5) estimated fair value of the Company’s common stock of $1.03 per share.

The Company adopted the provisions of ASC 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

F-15

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2016 and 2015, the Company did not have any derivative instruments that were designated as hedges.

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of December 31, 2015 and 2016:

	December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$-	$-	$ -	$-

	December 31, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$1,301,138	$-	$ -	$1,301,138

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended December 31, 2016:

F-16

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Balance, January 1, 2015	$1,099,708
Transfers out due to term modifications	(3,336,109)
Mark-to-market	2,236,401
Balance, December 31, 2015	—
Transfers in to Level 3:	2,720,375
Transfers out due to conversions and payoffs	(2,001,149)
Mark to market to December 31, 2016	581,912
Balance, December 31, 2016	$1,301,138
Loss on change in warrant and derivative liabilities for the year ended December 31, 2016	$(581,912)

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

NOTE 7 – CAPITAL STOCK

Preferred stock

The Company is authorized to issue 21 Series A preferred shares at $1.00 par value per share with 1:1 conversion and voting rights. As of December 31, 2016 and 2015, there were no shares of Series A preferred shares issued and outstanding.

Common stock

The Company is authorized to issue 200,000,000 shares of its common stock at $0.001 par value per share. As of December 31, 2016, there were 71,908,370 shares of common stock issued and outstanding and 1,740,000 shares of common stock to be issued. As of December 31, 2015, there were 46,939,965 shares of common stock issued and outstanding and 624,000 shares of common stock to be issued.

The following is a summary of the common stock transactions incurred during the years ended December 31, 2016 and 2015:

From September 15, 2014 to March 11, 2015, the Company completed an offering of $861,000 of its securities to certain accredited and non-accredited investors, consisting of 1,722,000 shares of its common stock at $0.50 per share. As of December 31, 2015, 1,732,000 shares of common stock had been issued, of which 10,000 shares of common stock were improperly issued and were booked as shares to be rescinded.

In April 2015, the Company issued 960,337 shares of its common stock to certain accredited and unaccredited investors, pursuant to which, the Company received gross proceeds of $576,200. The Company terminated this offering as of April 17, 2015. The Company compensated Chardan Capital Markets, LLC $20,000 cash and 262,560 shares of common stock as commission for this placement.

On April 28, 2015, the Company entered into a consulting agreement with Torrey Hills Capital. Under the terms of the agreement, Torrey Hills Capital was issued 75,000 shares of common stock for setting-up non-deal roadshows for the Company.

F-17

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

On May 12, 2015, the Company entered into a consulting agreement with Caro Capital. Under the terms of the agreement, Caro was issued 200,000 shares of common stock for setting-up non-deal roadshows for the Company for a period of one year.

On June 15, 2015, the Company entered into a consulting agreement with Demeter Capital. Under the terms of the agreement, Demeter Capital was issued 100,000 shares of common stock for consulting services.

From June to July 2015, the Company issued 1,540,672 shares of its unregistered common stock to certain accredited investors for gross proceeds of $1,140,502. In connection with this offering, Chardan Capital received $27,200 in cash and 80,560 shares of common stock as commission for the placement.

On November 9, 2015, the Company sold 815,500 shares of its common stock, with warrants to purchase 407,475 shares of its common stock, in a registered offering to certain unaccredited and accredited investors for gross proceeds of $1,019,375 to the Company. MassRoots did not utilize a placement agent in this transaction. As of December 31, 2015, 781,500 shares of common stock had been issued and 34,000 shares of commons stock were recorded as to be issued.

During the year ended December 31, 2015, the Company issued 1,340,000 shares of its common stock for the exercise of $0.40 warrants; 1,086,341 shares of its common stock for the exercise of $0.001 warrants; and 41,995 shares of its common stock for the cashless exercise of $1.00 warrants.

During the year ended December 31, 2015, the Company issued 230,000 shares of its common stock to six employees and consultants under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). During the same time period, the Company granted 540,000 shares of its common stock to ten employees and consultants under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). As of December 31, 2015, none of the share issuances under the 2015 Plan had been made and 540,000 shares of common stock were recorded as to be issued.

In October 2015, the holder of 50,000 options at $0.10 per share exercised their right to purchase common stock for $5,000. These shares of common stock were recorded as to be issued as of December 31, 2015.

During the year ended December 31, 2016, the Company issued an aggregate of 624,000 shares of its common stock which was previously classified as shares to be issued as of December 31, 2015.

During the year ended December 31, 2016, the Company issued an aggregate of 4,225,675 shares of its common stock for services rendered and recorded another 1,740,000 shares to be issued for services rendered at an average stock price of $0.70 per share.

During the year ended December 31, 2016, the Company issued an aggregate of 639,051 shares of its common stock for the cashless exercise of stock warrants.

During the year ended December 31, 2016, the Company issued an aggregate of 5,242,393 shares of its common stock for the cash exercise of stock warrants.

During the year ended December 31, 2016, the Company issued an aggregate of 264,158 shares of its common stock for the cashless exercises of stock options.

During the year ended December 31, 2016, the Company issued an aggregate of 210,000 shares of its common stock for the cash exercise of stock options.

The Company issued an aggregate of 10,350,376 shares of its common stock for net sales proceeds of $5,000,275.

The Company issued an aggregate of 3,108,229 shares of its common stock in settlement of $1,359,891 secured convertible debentures (see Note 5).

F-18

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The Company issued an aggregate of 304,523 shares of its common stock in payment of penalties relating to secured convertible debentures of $163,621 (see Note 5).

NOTE 8 – WARRANTS

From September 2014 to March 31, 2015, in connection to the sale of 1,722,000 shares of common stock, the Company granted three−year warrants to purchase an aggregate of 861,000 shares of its common stock at $1.00 per share. The warrants may be exercised any time after the issuance through and including the third (3rd) anniversary of its original issuance. The warrants have a fair market value of $168,358. The fair market value was calculated using the Black-Scholes options pricing model, assuming approximately 1% risk-free interest, 0% dividend yield, 150% volatility, and expected life of 3 years. See Note 6 for further discussion.

On February 27, 2015, the Company issued warrants for a nominal amount to purchase 100,000 shares of common stock at $0.50 per share to certain service providers, valued at $43,704.

On April 8, 2015, the Company issued warrants to purchase 50,000 shares of its common stock at $0.60 per share to certain service providers, valued at $51,378.

In July 2015, a shareholder retired 1,000,000 shares of registered common stock in exchange for 1,000,000 warrants exercisable at $0.001 per share for a period of three years.

On July 30, 2015, the Company issued warrants to purchase 175,000 shares of its common stock at $0.90 per share to certain service providers, valued at $100,340

On November 9, 2015, in connection to the sale of 815,500 shares of its common stock, the Company granted three−year warrants to purchase an aggregate of 407,475 shares of its common stock at $3.00 per share. The warrants may be exercised any time after the issuance through and including the third (3rd) anniversary of its original issuance.

In December 2015, the Company issued 146,200 three-year warrants with an exercise price of $1.06 to our holders of outstanding warrants issued in conjunction with our September 15, 2014 to March 11, 2015 offering. These warrants were issued in exchange for the holder agreeing to waive certain provisions providing price protection of the warrant received in the September 15, 2014 to March 11, 2015 offering.

During the year ended December 31, 2015, warrants to purchase 1,340,000 shares of common stock at $0.40 per share were exercised for gross proceeds to the Company of $536,000. Over the same time period, warrants to purchase 1,086,341 shares of common stock at $0.001 per share were exercised for gross proceeds to the Company of $1,086. In October 2015, a shareholder exercised 100,000 warrants to purchase shares of common stock at $1.00 per share through the warrant’s cashless provision pursuant to which he was issued 41,995 shares of common stock at $1.00 per share for no gross proceeds to the Company.

In January 2016, the Company issued warrants to purchase 100,000 shares of common stock at $0.83 per share to certain service providers. The estimated fair value of $68,369 was charged to current period operations. The fair market value was calculated using the Black Scholes Option Pricing Model, assuming approximately 1.46% risk-free interest, 0% dividend yield, 119.14% volatility, and expected life of five years.

In February 2016, the Company issued warrants to purchase 35,000 shares of common stock at $1.00 per share to a service provider. The estimated fair value of $24,301was charged to current period operations. The fair market value was calculated using the Black Scholes Option Pricing Model, assuming approximately 0.71% risk-free interest, 0% dividend yield, 117.43% volatility, and expected life of 3 years.

F-19

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

On March 24, 2016, in connection with the issuance of convertible notes, the Company granted to the same investors five-year warrants to purchase an aggregate of 1,514,669 shares of the Company’s common stock at $1.00 per share. The warrants may be exercised any time after the issuance through and including the fifth (5th) anniversary of its original issuance. The warrants have a fair market value of $910,596. The fair market value was calculated using the Binomial Option Pricing Model, assuming approximately 0.47% risk-free interest, 0% dividend yield, 112.3% volatility, and expected life of five years.

In August and September 2016, the Company issued an aggregate of 3,385,002 warrants to purchase the Company’s common stock at $0.90 per share, exercisable for three years in connection with the sale of common stock.

In August 2016, upon the sale of the Company’s common stock, the Company issued an additional 1,514,669 warrants to purchase the Company’s common stock at $0.50 per share, exercisable through March 14, 2021. The exercise price of the previously issued 1,514,669 warrants issued in connection with the debt was reset from $1.00 per share to $0.50.

In October 2016, upon the sale of the Company’s common stock, the Company issued an additional 6,659,000 warrants to purchase the Company’s common stock at $0.90 per share, exercisable through October 26, 2019.

Warrants outstanding and exercisable on December 31, 2016 are as follows:

Warrants Outstanding			Warrants Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Warrants	In Years	Warrants
$0.001	1,000,000	1.53	1,000,000
0.40	1,604,041	0.23	1,604,041
0.50	1,619,338	4.14	1,619,338
0.60	50,000	3.27	50,000
0.83	100,000	4.04	100,000
0.90	9,725,002	2.76	9,725,002
1.00	796,000	0.93	796,000
1.06	146,200	1.98	146,200
3.00	407,475	1.86	407,475
	15,448,056	2.44	15,448,056

A summary of the warrant activity for the two years ended December 31, 2016 is as follows:

F-20

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at January 1, 2015	9,324,000	$0.26	4.3
Grants	2,220,950	0.11	5.0
Exercised	(2,526,341)	0.25	1.3
Canceled	-	-	-
Outstanding at December 31, 2015	9,018,609	$0.42	2.26	6,857,509
Grants	13,164,340	0.72	2.51	-
Exercised	(6,734,893)	0.25
Canceled	-
Outstanding at December 31, 2016	15,448,056	$0.81	2.4	$4,225,936

Vested and expected to vest at December 31, 2016	15,448,056	$0.81	2.4	$4,225,936
Exercisable at December 31, 2016	15,448,056	$0.81	2.4	$4,225,936

The aggregate intrinsic value outstanding stock warrants was $4,225,936, based on warrants with an exercise price less than the Company’s stock price of $1.03 as of December 31, 2016, which would have been received by the warrant holders had those warrant holders exercised their warrants as of that date.

NOTE 9 – EMPLOYEE EQUITY INCENTIVE PLANS

The Company’s shareholders approved our 2014 Plan in June 2014, our 2015 Plan in December 2015, our 2016 Equity Incentive Plan (“2016 Plan”) in October 2016 and our 2017 Equity Incentive Plan (“2017 Plan”, together with the 2014 Plan, 2015 Plan and 2016 Plan, the “Plans”) in December 2016. The Plans are identical, except for number of shares reserved for issuance under each. As of December 31, 2016, the Company had granted an aggregate of 16,564,585 securities under the plans, with 13,676,083 available for future issuances.

The Plans provide for the grant of incentive stock options to our employees and our parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the Committee.

During the year ended December 31, 2016, the Company granted options to purchase 9,958,031 for ten years. The fair value of $6,450,317, was determined using the Black-Scholes Option Pricing Model, assuming approximately 1.75% to 2.10% risk-free interest, 0% dividend yield, 107.63% to 119.16% volatility, and expected life of five to ten years and will be charged to operations over the vesting terms of the options.

During the year ended December 31, 2015, the Company granted options to purchase 3,925,000 for seven to ten years. The fair value of $3,197,634, was determined using the Black-Scholes Option Pricing Model, assuming approximately 0.48% to 2.53% risk-free interest, 0% dividend yield, 119.43% to 129.88% volatility, and expected life of seven to ten years and will be charged to operations over the vesting terms of the options.

The summary terms of the issuances are as follows:

F-21

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Exercise	Number of	Vesting
Price	Options	Terms
$0.51	600,000	50% immediately; 50% six months
0.51	1,566,781	Monthly over one year
0.77	1,600,000	Monthly over one year
0.80	160,000	Monthly over one year
0.83	100,000	Market contingent
0.86	5,400,000	Monthly over one year
0.89	100,000	Monthly over one year, beginning April 2017
1.00	50,000	Monthly over one year
1.05	381,250	Monthly over one year
0.78	9,958,031

Stock options outstanding and exercisable on December 31, 2016 are as follows:

Options Outstanding			Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$0.10	1,500,000	7.43	1,000,000
0.50	628,220	8.08	628,220
0.51	2,166,781	9.76	1,456,769
0.60	105,000	8.27	105,000
0.77	1,600,000	9.95	99,999
0.80	145,000	9.04	145,000
0.83	100,000	9.05	-
0.86	5,400,000	9.97	1,312,499
0.89	100,000	9.98	-
0.90	1,860,413	8.95	1,860,413
1.00	837,494	8.97	237,494
1.05	381,250	9.22	373,436
	14,824,158	9.37	7,218,830

A summary of the stock option activity for the two years ended December 31, 2016:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at January 1, 2015	2,050,000	$0.10	9.6
Grants	3,925,000	0.80	9.9
Exercised	(50,000)	0.10	9.3
Canceled	(300,000)	0.10	8.6
Outstanding at December 31, 2015	5,625,000	0.59	9.30	$6,044,500
Grants	9,958,031	0.78	9.84	-
Exercised	(636,780)	0.50	8.80
Forfeiture/Canceled	(122,093)	$0.55	8.80	-
Outstanding at December 31, 2016	14,824,158	$0.52	9.37	$4,566,717
Exercisable at December 31, 2016	7,218,830	$0.35	9.03	$2,596,395

F-22

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The aggregate intrinsic value of outstanding stock options was based on options with an exercise price less than the Company’s stock price of $1.03 as of December 31, 2016, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees.

The fair value of all options vesting during the year ended December 31, 2016 and 2015 of $3,112,156 and $1,273,393, respectively.  Unrecognized compensation expense of $5,185,927 at December 31, 2016 will be expensed in future periods.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Operating leases

On April 14, 2015, the Company completed the relocation of its headquarters to 1624 Market Street, Suite 201, Denver, CO 80202 which the Company leased on March 20, 2015 pursuant to a lease agreement with RVOF Market Center, LLC (“201 Lease”). Under the 201 Lease, MassRoots agreed to rent 3,552 square feet of office space at that location for a term of 37 months, under which the Company will pay a base rate of $0 for the first month, $8,288 for months two through 13, $8,584 for months 14 through 25, and $8,880 for months 26 through 37. The Company did not incur a significant cost related to the move to this location.

The Company amended this lease in January 2016 to include Suite 203, also located at 1624 Market Street in Denver, CO 80202, which allows us to expand our headquarters by an additional 1,508 square feet of office space. For this expansion (and in addition to the rent paid under the 201 Lease), the Company will pay $0 until May 30, 2016, $3,644 for each month from June 1, 2016 to May 30, 2017, $3,770 for each month from June 1, 2017 to May 30, 2018, and $3,896 for each month from June 1, 2018 to November 30, 2018. Pursuant to the amendment, the lease on suite 201 was extended to November 30, 2018

Rent expense charged to operations during the year ended December 31, 2016 and 2015 was $138,818 and $64,438, respectively.

Future minimum lease payments under these two agreements are as follows:

Year Ending December 31,
2017	149,395
2018	139,904
$289,299

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2016.

F-23

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 11 – RELATED PARTY TRANSACTIONS

On August 31, 2016, Isaac Dietrich, the Company’s Chief Executive Officer, participated in the Company’s registered offering that took place beginning August 12, 2016 and continued until October 24, 2016, whereby Mr. Dietrich purchased $5,000 of the Company’s securities consisting of 10,000 shares of the Company’s common stock and warrants to purchase 10,000 shares at $0.90 per share.

NOTE 12 – INCOME TAXES

At December 31, 2016, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $12,500,000, expiring in the year 2036, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company’s ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.  During the year ended December 31, 2016, the Company has increased the valuation allowance from $2,374,000 to $4,946,000.

The Company has adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), provide for annual limitations on the utilization of net operating loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of the net operating losses prior to full utilization.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in Colorado. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2012.

The Company’s deferred taxes as of December 31, 2016 and 2015 consist of the following:

	2016	2015
Non-Current deferred tax asset:
Net operating loss carry-forwards	$4,946,000	$2,374,000
Valuation allowance	(4,946,000)	(2,374,000)
Net non-current deferred tax asset	$—	$—

F-24

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 13 – SUBSEQUENT EVENTS

Acquisition

On December 15, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Whaxy Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), DDDigtal Inc, a Colorado corporation (“DDDigtal”), Zachary Marburger, an individual acting solely in his capacity as Stockholder Representative, and all of the stockholders of DDDigtal. Pursuant to the Merger Agreement, the parties agreed to merge Merger Subsidiary with and into DDDigtal, whereby DDDigtal would survive as a wholly-owned subsidiary of MassRoots (the “Merger”).

On January 25, 2017 (the “Effective Date”), the Merger was completed and became effective upon the filing of certificates of merger with the respective Secretary of State of the States of Delaware and Colorado, in such forms as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.

Pursuant to the terms of the Merger Agreement, each share of DDDigtal’s common stock was to be exchanged for a number of shares of the Company’s common stock (or a fraction thereof), based on an exchange ratio, as ultimately calculated, equal to approximately 5.273-for-1, such that 1 share of the Company’s’ common stock was issued for every 5.273 shares of DDDigtal’s common stock.

On the Effective Date, the Company issued 2,926,829 shares of the Company’s common stock pro rata to all stockholders of DDDigtal (the “Share Consideration”) in exchange for all of their shares of DDDigtal’s common stock. At the same time, each share of the common stock of Merger Subsidiary was converted into and exchanged for one share of common stock of DDDigtal held by the Company, and all shares of DDDigtal common stock outstanding immediately prior to the Effective Date automatically cancelled and retired. DDDigtal continued as a surviving wholly-owned subsidiary of the Company, and Merger Subsidiary ceased to exist.

Also pursuant to the terms of the Merger Agreement, the Company paid cash consideration of $40,000 to Zachary Marburger and $20,000 to Micah Davidson, as repayment of outstanding debts owed by DDDigtal to the individuals.

As a condition to the closing of the Merger, the Company hired Zachary Marburger as its new Vice President of Strategy, and engaged Micah Davidson as a Senior Software Engineer. As a condition of Mr. Marburger’s employment and pursuant to the Merger Agreement, the Company will pay Mr. Marburger an additional $40,000 following the one-year anniversary of his constant employment with the Company.

From January 1 to March 31, 2017, the Company issued 1,740,000 shares recorded as to be issued as of December 31, 2016; 2,926,829 shares to all stockholders of DDDigtal; received exercises for 4,355,000 shares of the Company’s $0.90 warrants for cash proceeds to the Company of $3,919,500; received exercises for 1,000,000 shares of the Company’s $0.001 warrants for cash proceeds to the Company of $1,000; received exercises for 1,080,541 shares of the Company’s $0.40 warrants for cash proceeds to the Company of $432,216; received exercises for 682,668 shares of the Company’s $0.50 warrants for cash proceeds to the Company of $0 with total shares issued of 355,689 shares; received exercises for 75,000 shares of the Company’s $0.50 options for cash proceeds to the Company of $0 with total shares issued of 41,153 shares; issued 2,908,232 shares under the Company’s 2017 Employee Stock Option Program; and 1,081,000 shares for received conversions for $108,100 in convertible debt at $0.10 per share.

The Company had 2,522,041 shares recorded as to be issued on March 31, 2017.

From January 1 to March 31, 2017, the Company issued 2,354,000 options to purchase common stock at a weighted average exercise price of $0.84 per share to employees of the Company under the 2017 Plan.

F-25

MASSROOTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

On February 23, 2017, the Company subscribed to 23,810 shares of Class A Common Stock of High Times Holding Corporation for $100,002.

F-26

MASSROOTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash	$267,322	$374,490
Accounts receivable	—	3,306
Prepaid expenses	10,440	—
Total current assets	277,762	377,796

Property and equipment, net	116,845	77,322

Other assets:
Goodwill	4,971,991	—
Investments	403,249	235,000
Deposits and other assets	33,502	33,502
Total other assets	5,408,742	268,502

Total assets	$5,803,349	$723,620

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$258,845	$382,550
Accrued expenses	63,274	—
Loan payable	3,156	—
Due to related parties	492,003	—
Deferred revenue	—	27,010
Convertible notes payable, net of debt discount of $713,658	331,342	—
Derivative liability	1,506,414	1,301,138
Total current liabilities	2,655,034	1,710,698

Long term debt:
Convertible notes payable, long term	—	108,100
Total liabilities	2,655,034	1,818,798

Stockholders' equity (deficit):
Common stock, $0.001 par value; 200,000,000 shares authorized; 111,326,981 and 71,908,370 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	111,327	71,908
Common stock to be issued, 1,551,217 and 1,740,000 shares as of September 30, 2017 and December 31, 2016, respectively	1,551	1,740
Additional paid in capital	59,052,979	28,693,819
Accumulated deficit	(56,017,542)	(29,862,645)
Total stockholders' equity (deficit)	3,148,315	(1,095,178)

Total liabilities and stockholders' equity (deficit)	$5,803,349	$723,620

See the accompanying notes to the unaudited condensed consolidated financial statements

1

MASSROOTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues:	$11,516	$209,003	$289,130	$794,621

Operating expenses:
Advertising	302,809	121,642	865,052	679,061
Payroll and related expenses	811,775	478,775	2,732,911	1,714,819
Stock based compensation	5,510,554	613,353	19,882,527	2,306,662
Other general and administrative expenses	908,392	880,441	3,835,470	2,094,829
Total operating expense	7,533,530	2,094,211	27,315,960	6,795,371

Loss from operations	(7,522,014)	(1,885,208)	(27,026,830)	(6,000,750)

Other income (expense):
Gain on sale of securities	—	—	75,000	—
Gain on change in fair value of derivative liabilities	634,073	1,006,358	986,058	1,320,654
Interest expense	(189,125)	(2,573,814)	(189,125)	(3,575,008)
Total other income (expense):	444,948	(1,567,456)	871,933	(2,254,354)

Net loss before income taxes	(7,077,066)	(3,452,664)	(26,154,897)	(8,255,104)

Provision of income taxes (benefit)	—	—	—	—

NET LOSS	$(7,077,066)	$(3,452,664)	$(26,154,897)	$(8,255,104)

Net loss per common share-basic and diluted	$(0.07)	$(0.07)	$(0.28)	$(0.17)

Weighted average number of common shares outstanding-basic and diluted	104,274,253	51,083,084	92,196,637	48,916,198

See the accompanying notes to the unaudited condensed consolidated financial statements

2

MASSROOTS, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
NINE MONTHS ENDED SEPTEMBER 30, 2017

			Common stock		Additional
	Common stock		To be issued		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2016	71,908,370	$71,908	1,740,000	$1,740	$28,693,819	$(29,862,645)	$(1,095,178)
Common stock issued for services rendered	22,745,898	22,746	(1,005,141)	(1,005)	14,182,514	—	14,204,255
Sale of common stock	2,085,000	2,085	309,000	309	1,195,606	—	1,198,000
Common stock issued upon exercise of warrants for cash	6,933,041	6,933	112,500	113	4,746,150	—	4,753,196
Common stock issued upon cashless exercise of options	41,153	41	394,858	394	(435)	—	—
Common stock issued upon cashless exercise of warrants	355,689	356	—	—	(356)	—	—
Common stock issued in settlement of convertible notes	1,081,000	1,081	—	—	107,019	—	108,100
Common stock issued to acquire Odava Inc.	3,250,000	3,250	—	—	1,963,000	—	1,966,250
Common stock issued to acquire DDDigtal Inc.	2,926,830	2,927	—	—	2,880,293	—	2,883,220
Reclassify fair value of liability warrants issued in connection with sale of common stock	—	—	—	—	(1,003,870)	—	(1,003,870)
Reclassify fair value of derivative liability to equity upon warrant exercise(s)	—	—	—	—	610,967	—	610,967
Stock based compensation	—	—	—	—	5,678,272	—	5,678,272
Net loss	—	—	—	—	—	(26,154,897)	(26,154,897)
Balance, September 30, 2017 (unaudited)	111,326,981	$111,327	1,551,217	$1,551	$59,052,979	$(56,017,542)	$3,148,315

See the accompanying notes to the unaudited condensed consolidated financial statements

3

MASSROOTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,154,897)	$(8,255,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21,344	14,224
Amortization of debt discounts	187,272	1,549,669
Stock based compensation	19,882,527	2,496,873
Gain on sale of securities	(75,000)	—
Change in fair value of derivative liabilities	(986,058)	(1,320,654)
Non-cash interest	—	1,265,376
Penalties related to note maturity	—	763,872
Changes in operating assets and liabilities:
Accounts receivable	6,889	(72,324)
Prepaid and other	(13,687)	12,938
Accounts payable and other liabilities	(41,556)	629,298
Deferred revenue	(27,010)	—
Net cash used in operating activities	(7,200,176)	(2,915,832)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from acquisition of DDDigtal Inc	8,672	—
Cash acquired from acquisition of Odava, Inc.	2,601	—
Proceeds from sale of securities	250,000	—
Cash paid related to acquisition of Odava, Inc.	(40,570)	—
Purchase of equity investment	(100,002)	—
Purchase of convertible promissory note	(300,000)	—
Purchase of equipment	(57,534)	(19,100)
Net cash used in investing activities	(236,833)	(19,100)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	942,500	1,420,000
Proceeds from common stock sales	1,198,000	1,660,500
Proceeds from exercise of warrants	4,753,196	596,331
Proceeds from exercise of options	—	25,000
Proceeds from related party advances	442,500	—
Repayments of loans	(6,355)	—
Repayments of convertible notes	—	(1,026,600)
Net cash provided by financing activities	7,329,841	2,675,231

Net decrease in cash	(107,168)	(259,701)

Cash, beginning of period	374,490	386,316
Cash , end of period	$267,322	$126,615

4

MASSROOTS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine months ended September 30,
	2017	2016
Supplemental disclosures of cash flow information:
Cash paid during period for interest	$—	$—
Cash paid during period for taxes	$—	$—

Non cash investing and financing activities:
Common stock issued in settlement of debt	$108,100	$447,085
Common stock issued in payment of penalties related to notes payable	$—	$163,621
Common stock issued to acquire DDDigtal Inc.	$2,883,220	$—
Net assets acquired from acquisition of DDDigtal Inc.	$15,448	$—
Common stock issued to acquire Odava, Inc.	$1,966,250	$—
Net assets acquired from acquisition of Odava, Inc.	$2,601	$—
Reclassification of liability warrants from equity in connection with the sale of common stock	$1,003,870	$—
Reclassification of derivative liability to equity upon note prepayment(s)	$—	$7,308
Reclassification of derivative liability to equity upon warrant exercise(s)	$610,967	$—

See the accompanying notes to the unaudited condensed consolidated financial statements

5

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

MassRoots, Inc. (“MassRoots” or the “Company”) has created a technology platform for the cannabis industry focused on enabling users to share their cannabis content, follow their favorite dispensaries, and stay connected with the legalization movement. The Company was incorporated in the State of Delaware on April 26, 2013.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial statements of the Company as of September 30, 2017 and for the three and nine months ended September 30, 2017 and 2016. The results of operations for the three and nine months ended September 30, 2017 are not necessarily indicative of the operating results for the full year ending December 31, 2017, or any other period.  These interim condensed consolidated financial statements should be read in conjunction with the financial statements and related disclosures of the Company as of December 31, 2016 and for the year then ended, which were filed with the Securities and Exchange Commission on Form 10-K on March 31, 2017.

Acquisitions

DDDigtal Inc.

On December 15, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Whaxy Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), DDDigtal Inc., a Colorado corporation (“DDDigtal”), Zachary Marburger, an individual acting solely in his capacity as Stockholder Representative, and all of the stockholders of DDDigtal. Pursuant to the Merger Agreement, the parties agreed to merge Merger Subsidiary with and into DDDigtal, whereby DDDigtal survived as a wholly-owned subsidiary of MassRoots (the “Merger”).

On January 25, 2017 (the “Effective Date”), the Merger was completed and became effective upon the filing of certificates of merger with the respective Secretary of State of the States of Delaware and Colorado, in such forms as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.

Pursuant to the terms of the Merger Agreement, each share of DDDigtal’s common stock was to be exchanged for a number of shares of the Company’s common stock (or a fraction thereof), based on an exchange ratio, as ultimately calculated, equal to approximately 5.273-for-1, such that 1 share of the Company’s’ common stock was issued for every 5.273 shares of DDDigtal’s common stock.

On the Effective Date, the Company issued 2,926,830 shares of the Company’s common stock pro rata to all stockholders of DDDigtal (the “Share Consideration”) in exchange for all of their shares of DDDigtal’s common stock. At the same time, each share of the common stock of Merger Subsidiary was converted into and exchanged for one share of common stock of DDDigtal held by the Company, and all shares of DDDigtal common stock outstanding immediately prior to the Effective Date automatically cancelled and retired. DDDigtal continued as a surviving wholly-owned subsidiary of the Company, and Merger Subsidiary ceased to exist.

Also pursuant to the terms of the Merger Agreement, the Company paid cash consideration, in December 2016, of $40,000 to Zachary Marburger and $20,000 to Micah Davidson, as repayment of outstanding debts owed by DDDigtal to the individuals.

6

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

As a condition to the closing of the Merger, the Company hired Zachary Marburger as its Vice President of Strategy, and engaged Micah Davidson as a Senior Software Engineer. As a condition of Mr. Marburger’s employment and pursuant to the Merger Agreement, the Company will pay Mr. Marburger an additional $40,000 following the one-year anniversary of his constant employment with the Company.

A summary of consideration is as follows:

Cash (paid in December 2016)	$60,000
2,926,830 shares of the Company’s common stock	2,883,220
Liabilities assumed	40,140
Total purchase price	$2,983,360

The following summarizes the current estimates of fair value of assets acquired and liabilities assumed:

Cash	$8,672
Accounts receivable	3,583
Property and equipment	3,333
Goodwill	2,967,772
Assets acquired	$2,983,360

The above estimated fair value of the intangible assets is based on a preliminary purchase price allocation prepared by management. As a result, during the preliminary purchase price allocation period, which may be up to one year from the business combination date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill.  After the preliminary purchase price allocation period, we record adjustments to assets acquired or liabilities assumed subsequent to the purchase price allocation period in our operating results in the period in which the adjustments were determined.

Pro forma Results

The following tables set forth the unaudited pro forma results of the Company as if the acquisition of DDDigtal had taken place on the first day of the periods presented. These combined results are not necessarily indicative of the results that may have been achieved had the companies been combined as of the first day of the periods presented.

	Three months ended September 30, 2017	Three months ended September 30, 2016
Total revenues	$11,516	$232,313
Net loss	(7,077,066)	(7,263,951)
Basic and diluted net loss per common share	$(0.07)	$(0.07)

	Nine months ended September 30, 2017	Nine months ended September 30, 2016
Total revenues	$289,130	$833,304
Net loss	(26,154,897)	(8,373,192)
Basic and diluted net loss per common share	$(0.28)	$(0.17)

7

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

Odava, Inc.

On July 5, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MassRoots Compliance Technology, Inc., a wholly-owned subsidiary of he Company (“Merger Subsidiary”), Odava, Inc., a Delaware corporation (“Odava”), and Scott Kveton, an individual acting solely in his capacity as a stockholder representative (“Stockholder Representative”). Pursuant to the Merger Agreement, the parties agreed to merge Merger Subsidiary with and into Odava, whereby Odava survived as a wholly-owned subsidiary of MassRoots (the “Merger”).

On July 13, 2017 (the “Effective Date”), the Merger was completed and became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, in the form as required by and executed in accordance with Title 8, Section 251(c) of the Delaware General Corporation Law. A copy of the certificate of merger is filed as Exhibit 3.1 hereto, and is hereby incorporated by reference into this Item 2.01.

Pursuant to the terms of the Merger Agreement, each share of Odava’s common stock was to be exchanged for a number of shares of MassRoots’ Common Stock (or a fraction thereof), based on an exchange ratio, as ultimately calculated, equal to approximately 4.069-for-1, such that one share of MassRoots’ Common Stock was issued for approximately every 4.069 shares of Odava’s common stock.

On the Effective Date, the Company issued 3,250,000 shares of common stock pro rata to all stockholders of Odava (the “Share Consideration”) in exchange for all of their shares of Odava’s common stock. At the same time, shares of the common stock of Merger Subsidiary were converted into and exchanged for one share of common stock of Odava held by the Company, and all shares of Odava common stock outstanding immediately prior to the Effective Date automatically cancelled and retired. Odava continued as a surviving wholly-owned subsidiary of Massroots, and Merger Subsidiary ceased to exist.  In addition, the Company issued 2,600,000 shares of common stock to the founders of Odava in connection with the acquisition

Also pursuant to the terms of the Merger Agreement, MassRoots paid cash consideration of $30,000 to Scott Kveton and $5,000 to Steven Osborn, as repayment of outstanding debts at closing owed by Odava to the individuals.

As a condition to the closing of the Merger, the Company hired Scott Kveton as its new Director of Business Development, and Steven Osborn as its Principal Architect.

A summary of consideration is as follows:

Cash and costs incurred	$40,570
2,926,830 shares of the Company’s common stock	1,966,250
Total purchase price	$2,006,820

The following summarizes the current estimates of fair value of assets acquired and liabilities assumed:

Cash	$2,601
Goodwill	2,004,219
Assets acquired	$2,006,820

The above estimated fair value of the intangible assets is based on a preliminary purchase price allocation prepared by management. As a result, during the preliminary purchase price allocation period, which may be up to one year from the business combination date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill.  After the preliminary purchase price allocation period, we record adjustments to assets acquired or liabilities assumed subsequent to the purchase price allocation period in our operating results in the period in which the adjustments were determined.

8

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

Pro forma results

The following tables set forth the unaudited pro forma results of the Company as if the acquisition of Odava had taken place on the first day of the periods presented. These combined results are not necessarily indicative of the results that may have been achieved had the companies been combined as of the first day of the periods presented.

	Three months ended September 30, 2017	Three months ended September 30, 2016
Total revenues	$11,516	$209,003
Net loss	(7,077,066)	(3,452,664)
Basic and diluted net loss per common share	$(0.07)	$(0.07)

	Nine months ended September 30, 2017	Nine months ended September 30, 2016
Total revenues	$289,130	$794,621
Net loss	(26,154,897)	(8,277,114)
Basic and diluted net loss per common share	$(0.28)	$(0.17)

The Company accounts for acquisitions in accordance with the provisions of Accounting Standards Codification (“ASC”) 805-Business Combinations (“ASC 805”). The Company assigns to all identifiable assets acquired a portion of the cost of the acquired company equal to the estimated fair value of such assets at the date of acquisition. The Company records the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets acquired as goodwill.

The Company recorded goodwill in the aggregate amount of $4,971,991 as a result of the acquisitions of DDDitgal and Odava during the nine months ended September 30, 2017.

The Company accounts for and reports acquired goodwill under ASC subtopic 350-10, Intangibles-Goodwill and Other (“ASC 350-10”). In accordance with ASC 350-10, at least annually, the Company tests its intangible assets for impairment or more often if events and circumstances warrant. Any write-downs will be included in results from operations.

NOTE 2 –GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of September 30, 2017, the Company had cash of $267,322 and working capital deficit (current liabilities in excess of current assets) of $2,377,272. During the nine months ended September 30, 2017, the Company used net cash in operating activities of $7,200,176.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In the first nine months of 2017, the Company received $4,753,196, $942,500, $1,198,000 and $442,500 from the exercise of common stock warrants, proceeds from issuance of convertible notes, sale of common stock and related party advances, respectively.  The Company does not have cash sufficient to fund operations.

The Company’s primary source of operating funds since inception has been cash proceeds from private placements of common stock, proceeds from the exercise of warrants and options and issuance of notes payable. The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. The Company will require additional financing to fund future operations.

9

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new and potentially current investors to alleviate the Company’s working capital  deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to translate its user base into sales. However, the outcome of management’s plans cannot be ascertained with any degree of certainty.

Accordingly, the accompanying unaudited condensed interim financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The unaudited condensed interim financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of MassRoots, Inc. and its wholly owned operating subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include stock-based compensation, fair values relating to derivative liabilities and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.

The Company follows ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

10

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company’s ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company’s customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of September 30, 2017 and December 31, 2016, based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is not required.

Revenue Recognition

The Company recognizes revenue when services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed and determinable, and
(iv)	collectability is reasonably assured.

The Company primarily generates revenue by charging businesses to advertise on the network. The Company has the ability to target advertisements directly to a clients’ target audience, based on their location, on their mobile devices. In cases where clients sign advertising contracts for an extended period of time, the Company only realizes revenue for services provided during that quarter and defers all other revenue to future quarters.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Income Taxes

The Company follows ASC subtopic 740-10, Income Taxes- (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period.

11

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under ASC 480-10.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free standing derivatives consisted of warrants to purchase common stock that were issued in connection with the issuance of debt and sale of common stock, and of embedded conversion options with convertible debentures. The Company evaluated these derivatives to assess their proper classification in the balance sheet as of September 30, 2017 using the applicable classification criteria enumerated under ASC 815-Derivatives and Hedging. The Company determined that certain embedded conversion and/or exercise features do not contain fixed settlement provisions. The convertible debentures contain a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the derivatives which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

12

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

 Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable.

Segment Reporting

Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision making group, in deciding the method to allocate resources and assess performance. The Company currently has one reportable segment for financial reporting purposes, which represents the Company’s core business.

Net Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share under ASC subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of September 30, 2017 and 2016 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

 Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	September 30, 2017	September 30, 2016
Common stock issuable upon conversion of convertible debentures	3,538,894	2,744,432
Options to purchase common stock	14,574,977	5,569,883
Warrants to purchase common stock	11,864,347	14,079,715
Totals	29,978,218	22,394,030

13

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

Reclassification

Certain reclassifications have been made to the prior years’ data to conform to the current year presentation. These reclassifications had no effect on reported income (losses).

Recent Accounting Pronouncements

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.

NOTE 4 – INVESTMENTS

As of September 30, 2017 and December 31, 2016, the carrying value of our investments in privately held companies totaled $403,249 and $235,000, respectively. These investments are accounted for as cost method investments, as we own less than 20% of the voting securities and do not have the ability to exercise significant influence over operating and financial policies of the entities.

To facilitate the integration with dispensary point of sale systems, in 2015, the Company invested $175,000 in exchange for preferred shares of Flowhub LLC (“Flowhub”), a seed-to-sale system, equal to 8.95% of the then outstanding equity of Flowhub. The acquired preferred shares are considered non-marketable securities. On May 12, 2017, the Company sold its preferred shares in Flowhub for net proceeds of $250,000.  The gain on sale of securities of $75,000 was recorded in current period operations.

During the nine months ended September 30, 2017, the Company acquired 23,810 Class A common stock of Hightimes Holding Corp. for $100,002 ($4.20 per share). The acquired common shares are considered non-marketable securities.

On July 13, 2017, the Company purchased a convertible promissory note in the principal sum of $300,000 from Cannaregs, Ltd, a Colorado limited liability company.  The promissory note bears interest at 5% per annum payable upon maturity at December 19, 2019 and is unsecured. As of September 30, 2017, the carrying value of the promissory note was $303,247, including accrued interest.

In the event the issuer consummates, prior to maturity, an equity financing in excess of $2,000,000, the outstanding principal and any accrued and unpaid interest automatically converts to equity securities of the same class or series issued by the issuer at the lesser of: a) 90% of the price paid per equity security or b) a price reflecting a valuation cap of $4,500,000.

14

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2017 and December 31, 2016 is summarized as follows:

	September 30, 2016	December 31, 2016
Computers	$125,089	$72,124
Office equipment	44,253	36,850
Subtotal	169,342	108,974
Less accumulated depreciation	(52,497)	(31,652)
Property and equipment, net	$116,845	$77,322

Depreciation expense for the three and nine months ended September 30, 2017 was $9,410 and $21,344, respectively; and $5,499 and $14,224 for the three and nine months ended September 30, 2016, respectively.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On March 24, 2014, the Company issued convertible debentures to certain accredited investors. The total principal amount of the debentures is $269,100 and originally matured on March 24, 2016 with a 0% interest rate. The debentures are convertible into shares of the Company’s common stock at $0.10 per share. In March 2016, the debentures were amended to extend the maturity date to March 24, 2018. In 2016, the Company issued an aggregate of 1,010,000 shares of its common stock in settlement of $101,000 of outstanding debentures and during the nine months ended September 30, 2017, the Company issued an aggregate of 1,081,000 shares of its common stock in settlement of $108,100 of outstanding debentures

As of September 30, 2017 and December 31, 2016, the aggregate carrying value of the debentures was $0 and $108,100, net of debt discounts of $0, respectively.

On August 17, 2017, the Company issued convertible notes to certain accredited investors. The total principal amount of the notes is $1,045,000 and matures on February 18, 2018 with 0% interest rate. Net proceeds received were $942,500 after deduction of legal and other fees. If the Company exercises its right to prepay the Note, the Company shall make payment to the Investor of an amount in cash equal to the sum of the then outstanding principal amount of the Note that it desires to prepay, multiplied by (a) 1.1, during the first ninety (90) days after the execution of this Note, or (b) 1.25, at any point thereafter.

The Notes are convertible into shares of the Company’s common stock at a price per share equal to the lower of (i) seventy five cents ($0.75), and (ii) a 25% discount to the price at which the Company next conducts an offering after the issuance date of the Note; provided, however, if any part of the principal amount of the Note remains unpaid at its Maturity Date (as defined in the Note), the conversion price will be equal to 65% of the average of the three trading days with the lowest daily weighted average prices of the Company’s common stock occurring during the fifteen days prior to the Notes’ Maturity Date.

In connection with the issuance of the notes, the Company and the Investors also entered into a Security Agreement, whereby the Notes are secured with all the assets of the Company currently held or hereafter acquired.

In connection with the issuance of the notes, the Company issued an aggregate of 2,090,000 warrants to purchase an amount of shares of the Company’s common stock with an initial exercise price of $0.50, expiring five years from the date of issuance. The warrants contain certain anti-dilutive (reset) provisions.

 On August 17, 2017, upon issuance of the secured convertible notes and warrants, the Company has determined that the features associated with the embedded conversion option and reset provisions embedded in the issued warrants, in the form of a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

15

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

During the three and nine months ended September 30, 2017, the Company amortized $187,272 of debt discounts to current period interest.

NOTE 7 – DERIVATIVE LIABILITIES AND FAIR VALUE MEASUREMENTS

The Company identified conversion features embedded within convertible debt and certain warrants outstanding during the nine months ended September 30, 2017 and year ended December 31, 2016. The Company has determined that the features associated with the embedded conversion option and exercise prices, in the form of ratchet provisions, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

On March 17, 2016, upon issuance of the secured convertible debentures, the Company has determined that the features associated with the embedded conversion option and reset provisions embedded in the issued warrants, in the form of a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. At the date of inception, the Company estimated the fair value of the embedded derivatives of $1,769,121 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 112.29%, (3) weighted average risk-free interest rate of 0.47% to 1.04% (4) expected life of 0.05 to 5.00 years, and (5) estimated fair value of the Company’s common stock of $1.04 per share. The estimated fair value of the embedded derivative of $1,769,121 was charged to debt discount up to the net proceeds of $1,420,000 and amortized over the term of the debenture with the excess charged to current period interest.

On December 31, 2016, the Company estimated the fair value of the embedded derivatives of $1,301,138 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 110.39%, (3) weighted average risk-free interest rate of 1.47%, (4) expected life of 4.21 years, and (5) estimated fair value of the Company’s common stock of $1.03 per share.

On January 4, 2017, warrant holders exercised outstanding warrants for 682,668 shares of Common Stock, and as such the Company transferred to estimated fair value of the embedded derivatives of $610,967 from liability to equity. The Company estimated the fair value at the time of exercise using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 110.13%, (3) weighted average risk-free interest rate of 1.94%, (4) expected life of 4.20 years, and (5) estimated fair value of the Company’s common stock of $1.07 per share.

On July 21, 2017, upon issuance of the warrants in connection with the sale of common stock, the Company has determined that the features associated with the reset provisions embedded in the issued warrants, in the form of a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. The Company estimated the fair value of the embedded derivatives of $1,003,870 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 103.46%, (3) weighted average risk-free interest rate of 1.81% (4) expected life of 5.00 years, and (5) estimated fair value of the Company’s common stock of $0.5687 per share. The estimated fair value of the embedded derivative of $1,003,870 was reclassified from equity at the date of issuance.

On August 17, 2017, upon issuance of the secured convertible notes and warrants, the Company has determined that the features associated with the embedded conversion option and reset provisions embedded in the issued notes and warrants, in the form of a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

16

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

The Company estimated the fair value of the embedded derivatives of $798,429 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 102.73%, (3) weighted average risk-free interest rate of 1.11% to 1.78% (4) expected life of 0.49 to 5.00 years, and (5) estimated fair value of the Company’s common stock of $0.457 per share. The estimated fair value of the embedded derivative of $798,429 together with the issuance costs of $102,500 (aggregate of $900,929) was charged to debt discount and amortized over the term of the debenture with the excess charged to current period interest.

On September 30, 2017, the Company estimated the fair value of the embedded derivatives of $1,506,414 using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 101.58%, (3) weighted average risk-free interest rate of 1.20% to 1.92%, (4) expected life of 0.39 to 4.90 years, and (5) estimated fair value of the Company’s common stock of $0.3320 per share.

The Company adopted the provisions of ASC 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

·	Level 1 – Quoted prices in active markets for identical assets or liabilities.
·	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
·	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of September 30, 2017 and December 31, 2016, the Company did not have any derivative instruments that were designated as hedges.

17

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of September 30, 2017 and December 31, 2016:

	September 30, 2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$1,506,414	$—	$—	$1,506,414

	December 31, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$1,301,138	$—	$—	$1,301,138

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the nine months ended September 30, 2017:

Balance, January 1, 2017	$1,301,138
Transfers in due to issuance of liability warrants in connection with sale of common stock	1,003,870
Transfers in due to issuance of convertible notes and warrants with embedded conversion and reset options	798,431
Transfers out due to warrant exercise	(610,967)
Mark to market to September 30, 2017	(986,058)
Balance, September 30, 2017	$1,506,414
Gain on change in warrant liabilities for the nine months ended September 30, 2017	$986,058

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

NOTE 8 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 21 Series A preferred shares at $1.00 par value per share with 1:1 conversion and voting rights. As of September 30, 2017 and December 31, 2016, there were no shares of Series A preferred shares issued and outstanding.

18

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited

Common Stock

The Company is authorized to issue 200,000,000 shares of its common stock at $0.001 par value per share. As of September 30, 2017, there were 111,326,981 shares of common stock issued and outstanding and 1,551,217 shares of common stock to be issued. As of December 31, 2016, there were 71,908,370 shares of common stock issued and outstanding and 1,740,000 shares of common stock to be issued.

The following common stock transactions were recorded during the nine months ended September 30, 2017:

During the nine months ended September 30, 2017, the Company issued an aggregate of 22,745,898 shares of its common stock for services valued at $14,204,255.

During the nine months ended September 30, 2017, the Company sold 2,394,000 shares of its common stock and warrants for net proceeds of $1,198,000.

During the nine months ended September 30, 2017, the Company issued an aggregate of 41,153 shares for its common stock for cashless exercise of common stock options.

During the nine months ended September 30, 2017, the Company issued an aggregate of 355,689 shares of its common stock for the cashless exercise of common stock warrants.

During the nine months ended September 30, 2017, the Company issued an aggregate of 1,081,000 shares of its common stock in settlement of $108,100 of convertible debt.

During the nine months ended September 30, 2017, the Company issued an aggregate of 6,933,041 shares of its common stock for exercise of common stock warrants. Net proceeds were $4,753,196.

During the nine months ended September 30, 2017, the Company issued an aggregate of 2,926,830 shares of its common stock to acquire DDDigtal (Note 1).

During the nine months ended September 30, 2017, the Company issued an aggregate of 3,250,000 shares of its common stock to acquire Odava (Note 1).

NOTE 9 – WARRANTS

Warrants outstanding and exercisable at September 30, 2017 are as follows:

Warrants Outstanding			Warrants Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Warrants	In Years	Warrants
$0.50	3,056,670	4.42	3,056,670
0.60	50,000	2.52	50,000
0.65	2,364,000	4.81	2,364,000
0.83	100,000	3.30	100,000
0.90	5,070,002	1.97	5,070,002
1.00	670,000	0.22	670,000
1.06	146,200	1.23	146,200
3.00	407,475	1.11	407,475
	11,864,347	3.04	11,864,347

19

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

A summary of the warrant activity for the nine months ended September 30, 2017 is as follows

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2016	15,448,056	$0.81	2.4	4,225,936
Grants	4,484,000	0.58		—
Exercised	(7,248,668)	0.68
Expired	(819,041)	0.48
Outstanding at September 30, 2017	11,864,347	$0.83	3.0	$—

Vested and expected to vest at September 30, 2017	11,864,347	$0.83	3.0	$—
Exercisable at September 30, 2017	11,864,347	$0.83	3.0	$—

The aggregate intrinsic value outstanding stock warrants was $0, based on warrants with an exercise price less than the Company’s stock price of $0.332 as of September 30, 2017, which would have been received by the warrant holders had those warrant holders exercised their warrants as of that date.

On July 21, 2017, upon the sale of the Company’s common stock, the Company issued 2,394,000 warrants to purchase the Company’s common stock at $0.65 per share, exercisable through July 21, 2022. These warrants contain certain anti-dilutive (reset) provisions (See Note 7).

On August 24, 2017, in connection with the issuance of convertible notes, the Company granted to the same investors five year warrants to purchase an aggregate of 2,090,000 shares of the Company’s common stock at $0.50 per share. The warrants may be exercised any time after the issuance through and including the fifth (5th) anniversary of its original issuance. These warrants contain certain anti-dilutive (reset) provisions (See Note 7).

 NOTE 10 – EMPLOYEE EQUITY INCENTIVE PLANS

The Company’s shareholders approved our 2014 Plan in June 2014, our 2015 Plan in December 2015, our 2016 Equity Incentive Plan (“2016 Plan”) in October 2016 and our 2017 Equity Incentive Plan in December 2016 (“2017 Plan”, together with the 2014 Plan, 2015 Plan and 2016 Plan, the “Plans”). The Plans are identical, except for number of shares reserved for issuance under each. As of September 30, 2017, the Company had granted an aggregate of 37,950,282 securities under the plans, with 2,150,149 available for future issuances.

The Plans provide for the grant of incentive stock options to our employees and our parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the Committee.

 During the nine months ended September 30, 2017, the Company granted options to purchase 2,854,000 shares of common stock for ten years. The fair value of $2,054,521, was determined using the Black-Scholes Option Pricing Model, assuming approximately 1.81% to 2.35% risk-free interest, 0% dividend yield, 103.66% to 110.16% volatility, and expected life of five to ten years and will be charged to operations over the vesting terms of the options.

20

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

The summary terms of the issuances are as follows:

Exercise	Number of	Vesting
Price	Options	Terms
$0.50	80,000	Immediately
0.50	100,000	Quarterly over one year
0.50	605,000	Quarterly over two years
0.81	5,000	Immediately
0.82	150,000	Quarterly over two years
0.85	150,000	Quarterly over one year
0.87	125,000	Immediately
0.89	425,000	Monthly over one year
0.89	90,000	Quarterly over two years
0.95	400,000	Quarterly over two years
0.98	24,000	Monthly over two years
1.05	50,000	Immediately
1.05	95,000	Monthly over two years
1.05	60,000	Monthly over one year
1.06	60,000	Monthly over one year
1.07	110,000	Monthly over one year
1.07	325,000	Monthly over two years
0.83	2,854,000

On June 21, 2017, the Company accelerated vesting of 5,000,000 options to fully vesting.  As a result, the Company charged $2,544,741 to operations during the nine months ended September 30, 2017.

Stock options outstanding and exercisable on September 30, 2017 are as follows:

Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options Exercisable
$0.10	1,056,786	6.68	806,786
0.50	689,631	7.99	689,631
0.51	1,891,779	9.02	1,891,779
0.60	105,000	7.53	105,000
0.77	758,331	9.20	683,331
0.80	145,000	8.30	145,000
0.81	5,000	9.45	5,000
0.82	37,500	9.46	37,500
0.85	150,000	9.42	75,000
0.86	5,204,165	9.22	5,204,165
0.87	125,000	9.48	125,000
0.89	577,500	9.28	285,000
0.90	1,745,413	8.20	1,745,413
0.95	125,000	9.38	125,000
0.98	24,000	9.32	8,000
1.00	837,494	8.22	837,494
1.05	430,838	8.66	415,838
1.06	30,000	9.35	30,000
1.07	168,326	9.28	164,993
	14,106,763	8.77	13,379,930

21

MASSROOTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(unaudited)

A summary of the stock option activity for the nine months ended September 30, 2017:

			Weighted-Average
		Weighted-Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2016	14,824,158	0.52	9.37	$4,566,717
Grants	2,854,000	0.50	9.71	—
Exercised	(522,428)	0.16
Forfeiture/Canceled	(3,048,967)	$0.73		—
Outstanding at September 30, 2017	14,106,763	$0.76	8.77	$245,174
Exercisable at September 30, 2017	13,379,930	$0.76	8.79	$187,174

The aggregate intrinsic value of outstanding stock options was based on options with an exercise price less than the Company’s common stock price of $0.332 as of September 30, 2017, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived historical data. The Company accounts for the expected life of options based on the contractual life of options for non-employees.

The fair value of all options vesting during the nine months ended September 30, 2017 and 2016 of $5,678,272 and $1,974,710, respectively.  Unrecognized compensation expense of $286,153 at September 30, 2017 will be expensed in future periods.

NOTE 11 – SUBSEQUENT EVENTS

On October 4, 2017 and October 5, 2017, the Company entered into a Simple Agreement for Future Tokens with two accredited investors, relating to the future right to purchase $25,000 and $100,000 in units of a cryptographic token (a “Token”), respectively, at a discount, if the Company conducts a public sale of its Tokens. Pursuant to the agreements, in the event the Company conducts such a public sale of its Tokens, it will automatically issue to each investor a number of Tokens equal to such investor’s investment, based on a rate that is fifty percent (50%) of the price per Token in the public sale. In the event the Company sells Tokens in the public sale at different prices, each investor’s Tokens shall be determined based on the most advantageous rate publicly marketed.

On October 5, 2017, the Company issued 394,858 shares of its common stock to a member of the Board of Directors in connection with a cashless exercise of 443,214 shares pursuant to a Stock Option Agreement, dated June 4, 2014. The shares are reflected as shares to be issued as of September 30, 2017 (See Note 8).

On October 5, 2017, the Company issued 45,000 shares to a former employee for services rendered. The shares are reflected as shares to be issued as of September 30, 2017 (See Note 8).

On October 17, 2017, the Company issued stock certificates for, in the aggregate, 349,000 shares of its common stock which had been sold in connection with an offering of up to $2,000,000 of its common stock and warrants conducted in July 2017, and closed on July 21, 2017. Such shares were inadvertently not issued following such closing. One of the stock certificates noted above was issued for 70,000 shares of the Company’s common stock, but should have been issued for 30,000 shares, so the Company will rescind 40,000 of such shares. The 309,000 shares (which does not include the 40,000 shares of common stock issued in error) are reflected as shares to be issued as of September 30, 2017 (See Note 8).

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by MassRoots, Inc.. (the “Registrant”, the Company”, “we” or “us”) in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$6,744.56
Printing expenses	$10,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$100,000
Blue sky fees	$10,000
Miscellaneous	$10,255.44
Total	$142,000

Item 14. Indemnification of Directors and Officers.

The Amended and Restated Certificate of Incorporation of the Company provides that:

  The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys” fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

  The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified.

Any indemnification as outlined above is not exclusive of any other rights to indemnification afforded by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

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Item 15. Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701

·	From September 15, 2014 to March 11, 2015, we issued an aggregate of 1,722,000 shares of our Common Stock at $0.50 per share together with warrants to purchase an aggregate of 861,000 shares at $1.00 per share for gross proceeds of $861,000. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

·	From April 1, 2015 through April 17, 2015, we sold an aggregate of 960,337 shares of Common Stock for gross proceeds of $576,200. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

·	From June 10, 2015 through July 13, 2015, we sold an aggregate of 1,540,672 shares of Common Stock for gross proceeds of $1,140,502. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

·	In February 2016, we issued to a service provider a 12-month convertible debentures in the principal amount of $35,000 which debenture bears interest at a rate of 15% per annum together with three year warrants to purchase up to 35,000 shares of the Company’s Common Stock at a price of $1.00 per share.

·	In March 2016, we issued six month secured convertible notes with an aggregate principal amount of $1,514,669 together with five year warrants to purchase an amount of shares of Common Stock equal to the number of shares of Common Stock issuable upon the conversion of the notes in full and having an exercise price of $1.00 per share for gross proceeds of $1,420,000. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

·	In July 2017, we sold an aggregate of 2,394,000 shares of Common Stock together with warrants to purchase 2,394,000 shares at $0.65 per share for gross proceeds of $1,217,000. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

·	In August 2017, we issued six month secured convertible notes with an aggregate principal amount of $1,045,000 together with five year warrants to purchase an amount of shares of Common Stock equal to the number of shares of Common Stock issuable upon the conversion of the notes in full and having an exercise price of $0.50 per share for gross proceeds of $950,000. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

·	From December 15 to December 29, 2017, we sold an aggregate of 10,250,000 shares of Common Stock together with five year warrants to purchase 10,250,000 shares of Common Stock for gross proceeds of $2,050,000. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

·	On January 31, 2018, we sold an aggregate of 2,740,000 of units at a purchase price of $0.20 per unit. Each unit consists of one share of Common Stock and a five year warrant to purchase one share of Common Stock. The issuance of the units was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedule

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 14, 2018.

MASSROOTS, INC.
By:	/s/ Isaac Dietrich
Isaac Dietrich Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jesus Quintero
Jesus Quintero Chief Financial Officer (Principal Financial and Accounting Officer)

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We, the undersigned officers and directors of MassRoots, Inc. hereby severally constitute and appoint Isaac Dietrich our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Isaac Dietrich	Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors	February 14, 2018
Isaac Dietrich

/s/ Jesus Quintero	Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2018
Jesus Quintero

/s/ Charles R. Blum	Director	February 14, 2018
Charles R. Blum

/s/ Cecil Kyte	Director	February 14, 2018
Cecil Kyte

/s/ Nathan Shelton		February 14, 2018
Nathan Shelton	Director

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EXHIBIT INDEX

No.	Description
2.1	Plan of Reorganization, dated March 18, 2014 (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
2.2	Agreement and Plan of Merger between MassRoots, Inc. and Whaxy Inc. and DDDigtal Inc. and Zachary Marburger and the Stockholders of DDDigtal Inc., dated December 15, 2016 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 16, 2016)
2.3	Agreement and Plan of Merger between MassRoots, Inc. and MassRoots Compliance Technology, Inc. and Odava, Inc. and Scott Kveton and the Stockholders of Odava, Inc. (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 5, 2017)
3.1	Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
3.2	Amendment to Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
3.3	Bylaws of the Company (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
3.4	State of Delaware Certificate of Merger of Domestic Corporation Into Domestic Corporation, for MassRoots Compliance Technology, Inc. and Odava Inc., effective as of July 13, 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 14, 2017)
4.1	Form of Common Stock Certificate (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP as to the legality of securities being registered
10.1+	2014 Equity Incentive Plan and forms of stock option agreement and stock award agreement thereunder (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
10.2+	2015 Equity Incentive Plan and forms of stock option agreement and stock award agreement thereunder (Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on March 30, 2016)
10.3	Form of Warrant dated March 2014 (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
10.4	Form of Convertible Debenture Agreement dated March 2014 (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
10.5	Form of Debenture Registration Rights Agreement dated March 2014 (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
10.6	Form of Warrant dated March 2014 (Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on June 13, 2014)
10.7	Form of Subscription Agreement from September 15, 2014 to the March 11, 2015 Private Placement (Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on March 30, 2016)
10.8	Form of Warrant in September 15, 2014 to March 11, 2015 Private Placement (Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on March 30, 2016)

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10.9	Form of Subscription Agreement from April 1, 2015 through April 17, 2015 Private Placement (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 17, 2015)
10.10	Form of Subscription Agreement from June 10, 2015 through July 13, 2015 Private Placement (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 14, 2015)
10.11	Form of Warrant utilized by Service Providers (Incorporated by reference our Registration Statement on Form S-1 filed with the SEC on April 11, 2016)
10.12	Form of Subscription Agreement dated November 2015 (Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1/A filed with the SEC on October 7, 2015)
10.13	Form of Warrant dated November 2015 (Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1/A filed with the SEC on October 7, 2015)
10.14	Form of Note in dated March 2016 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 18, 2016)
10.15	Form of Warrant dated March 2016 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 18, 2016)
10.16	Form of Security Agreement dated March 2016 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 18, 2016)
10.17	Form of Securities Purchase Agreement dated March 2016 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 18, 2016)
10.18+	2016 Equity Incentive Plan and forms of stock option agreement and stock award agreement thereunder. (Incorporated by reference to our Current Report on Form 8-K filed on September 23, 2016)

10.19	2017 Equity Incentive Plan and forms of stock option agreement and stock award agreement thereunder (Incorporated by reference to our Definitive Schedule 14C Information Statement filed with the SEC on December 9, 2016)
10.20	Form of Joinder Agreement to Agreement and Plan of Merger made by each stockholder of Odava, Inc. and agreed to and acknowledged by MassRoots, Inc. and MassRoots Compliance Technology, Inc. (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 5, 2017)
10.21	Form of Subscription Agreement dated July 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 24, 2017)
10.22	Form of Warrant dated July 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 24, 2017)
10.23	Form of Note dated August 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 18, 2017)
10.24	Form of Warrant dated August 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 18, 2017)
10.25	Form of Securities Purchase Agreement dated August 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 18, 2017)
10.26	Form of Security Agreement dated August 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 18, 2017)
10.27*	Form of Amended and Restated Simple Agreement for Future Tokens
10.28	Form of Director Separation Agreement (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 14, 2017)

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10.29	Form of Warrant dated December 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 14, 2017)
10.30	Form of Mutual Release and Non-Disparagement Agreement (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 14, 2017)
10.31	Form of Separation Agreement (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 14, 2017)
10.32	Employment Agreement by and between the Company and Isaac Dietrich (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 14, 2017)
10.33	Form of Warrant dated December 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2017)
10.34	Form of Subscription Agreement dated December 2017 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2017)
10.35	CFO Services Agreement by and between the Company and Jesus Quintero (Incorporated by reference to our Current Report on Form 8-K/A filed with the SEC on January 22, 2018)
10.36	Form of Securities Purchase Agreement dated January 31, 2018 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 31, 2018)
10.37	Form of Warrant dated January 31, 2018 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 31, 2018)
10.38	Membership Agreement between the Company and WeWork (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 5, 2018)
10.39	Settlement and Lease Termination Agreement between the Company and Market Center Investors, LLC (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 5, 2018)
14.1	Code of Ethics of the Company (Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on March 31, 2015)
22.1*	List of Subsidiaries
23.1*	Consent of Liggett & Webb P.A.
23.2	Consent of Sheppard Mullin Richter & Hampton LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Form S-1)

* Filed herewith.

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